                                                              EXHIBIT (a)(1)(ii)

                                   VAN KAMPEN
                                SENIOR LOAN FUND

                           OFFER TO PURCHASE FOR CASH
             A PORTION OF ITS ISSUED AND OUTSTANDING COMMON SHARES
                 AT NET ASSET VALUE PER CLASS OF COMMON SHARES

THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT EASTERN TIME ON FRIDAY, JANUARY 23, 2004, UNLESS THE OFFER IS EXTENDED. TO ENSURE PROCESSING OF YOUR REQUEST, A LETTER OF TRANSMITTAL OR A MANUALLY SIGNED FACSIMILE OF IT (TOGETHER WITH ANY CERTIFICATES FOR COMMON SHARES AND ALL OTHER REQUIRED DOCUMENTS) MUST BE RECEIVED BY THE DEPOSITARY (AS DEFINED BELOW) ON OR BEFORE JANUARY 23, 2004.

To the Holders of Common Shares of
VAN KAMPEN SENIOR LOAN FUND:

     Van Kampen Senior Loan Fund (the "Fund"), formerly known as Van Kampen Prime Rate Income Trust, is offering to purchase a portion of its common shares of beneficial interest, par value of $0.01 per share, which are offered in two classes of shares designated as Class B Shares (shares of the Fund issued before June 13, 2003 have been redesignated as Class B Shares) and Class C Shares (collectively, the "Common Shares"), at a price (the "Purchase Price") equal to the respective net asset value per class of Common Shares ("NAV") determined as of 5:00 P.M. Eastern Time on the Expiration Date (as defined herein). The tendering, acceptance and withdrawal of tenders are subject to the terms and conditions set forth in this Offer to Purchase and the related Letter of Transmittal (which together constitute the "Offer"). The Offer is scheduled to terminate as of 12:00 Midnight Eastern Time on January 23, 2004, unless extended by action of the Fund's Board of Trustees. An Early Withdrawal Charge (as defined in Section 3) will be imposed on most Class B Shares and Class C Shares accepted for payment that have been held for less than five years and one year, respectively. The Common Shares are not currently traded on an established trading market. The purpose of the Offer is to attempt to provide liquidity to shareholders since the Fund is unaware of any secondary market which exists for the Common Shares. The NAV on December 5, 2003 was $8.69 for Class B Shares and $8.69 for Class C Shares. You can obtain current NAV quotations from Van Kampen Funds Inc. ("VK") by calling (800) 341-2911 between the hours of 7:00 A.M. and 7:00 P.M. Central Time, Monday through Friday, except holidays. See Section 9.

     If more than the authorized percentage of Common Shares are duly tendered prior to the expiration of the Offer, the Fund presently intends to (subject to the condition that there have been no changes in the factors originally considered by the Board of Trustees when it determined to make the Offer and the other conditions set forth in Section 6), but is under no obligation to, extend the Offer period, if necessary, and increase the number of Common Shares that the Fund is offering to purchase to an amount which it believes will be sufficient to accommodate the excess Common Shares tendered as well as any Common Shares tendered during the extended Offer period, or purchase the authorized percentage of Common Shares (or such greater number of Common Shares sought) on a pro rata basis.

            THIS OFFER IS BEING MADE TO ALL SHAREHOLDERS OF THE FUND
                 AND IS NOT CONDITIONED UPON ANY MINIMUM NUMBER
                        OF COMMON SHARES BEING TENDERED.

          THIS OFFER IS SUBJECT TO CERTAIN CONDITIONS. SEE SECTION 6.

                                                                 57 SLT006-12/03

                               SUMMARY TERM SHEET

THIS SUMMARY HIGHLIGHTS CERTAIN INFORMATION IN THIS OFFER TO PURCHASE. YOU SHOULD CAREFULLY READ THE ENTIRE OFFER TO PURCHASE AND RELATED LETTER OF TRANSMITTAL FOR A MORE COMPLETE DESCRIPTION OF THE TERMS AND CONDITIONS OF THE OFFER, AND TO FULLY UNDERSTAND THESE TERMS AND CONDITIONS.

 The Fund                 The Fund is a non-diversified, closed-end management
                          investment company organized as a Massachusetts business
                          trust. The Fund seeks to provide a high level of current
                          income, consistent with preservation of capital. The Fund
                          seeks to achieve its investment objective by investing
                          primarily in adjustable rate senior loans. As of December 5,
                          2003, the Fund had net assets of approximately $2.1 billion and had issued and outstanding approximately 216,027,449
                          Class B Shares and 30,375,549 Class C Shares. As of December
                          5, 2003, the Fund's NAV was $8.69 for Class B Shares and
                          $8.69 for Class C Shares. For additional information about the Fund, see Sections 9, 10, 13 and 14.
 The Offer                The Fund is offering to purchase for cash at the Purchase
                          Price up to 20% of the aggregate of its issued and
                          outstanding Common Shares which are properly tendered and
                          accepted for payment prior to the Expiration Date of the
                          Offer. The tendering, acceptance and withdrawal of tenders are subject to the terms and conditions set forth in this
                          Offer to Purchase and the related Letter of Transmittal. See
                          Sections 1, 2, 5 and 6. An early withdrawal charge will be imposed on most Class B Shares and Class C Shares accepted for payment that have been held for less than five years and one year, respectively. See Section 3.
 Purpose of the Offer     The purpose of this Offer is to attempt to provide liquidity to the holders of Common Shares. The Fund currently does not believe that an active secondary market for its Common
                          Shares exists or is likely to develop, and therefore the
                          Trustees consider each quarter making a tender offer to
                          purchase Common Shares at the respective NAV per class of
                          Common Shares to attempt to provide liquidity to the holders of Common Shares. There can be no assurance that this Offer will provide sufficient liquidity to all holders of Common
                          Shares that desire to sell their Common Shares or that the
                          Fund will make any such tender offer in the future. The
                          Trustees may terminate the Offer, amend its terms, reject
                          Common Shares tendered for payment or postpone payment if, during the tender period, certain events occur which the
                          Trustees consider make it inadvisable to proceed with the
                          Offer. See Sections 6, 7, 11 and 16.
 The Purchase Price       The purchase price is equal to the respective NAV per class of Common Shares determined as of 5:00 P.M. Eastern Time on the Expiration Date. See Section 1. The cost of purchasing all of the authorized percentage of Common Shares pursuant to the Offer would be approximately $428 million (estimated based on the Fund's net assets as of December 5, 2003). The
                          Fund anticipates that cash necessary to purchase any Common
                          Shares acquired pursuant to the Offer will first be derived from cash on hand, such as proceeds from sales of new Common
                          Shares of the Fund and specified payments of principal or
                          interest from the senior loans in the Fund's portfolio, and then from the proceeds from the sale of cash equivalents
                          held by the Fund. The Fund also may borrow amounts, if
                          necessary, pursuant to a credit agreement which has been
                          established to provide the Fund with additional liquidity
                          for its tender offers. See Section 12.
 The Expiration Date      The Offer is scheduled to terminate as of 12:00 Midnight
                          Eastern Time on January 23, 2004, unless extended by action of the Fund's Board of Trustees. The later of January 23,
                          2004 or the latest time and date to which the Offer is
                          extended is the "Expiration Date." If the Expiration Date is extended, the Fund will make a public announcement of the
                          new Expiration Date. See Sections 1 and 16.
 Tendering Common Shares  Shareholders seeking to tender their Common Shares pursuant to the Offer must send to the Fund's depositary on or before the Expiration Date a properly completed and executed Letter of Transmittal (or manually signed facsimile thereof),
                          Common Share certificates (if applicable) and any other
                          documents required by the Letter of Transmittal. See Section
                          3.
 Withdrawing Tenders      Shareholders seeking to withdraw their tender of Common
                          Shares must send to the Fund's depositary a written,
                          telegraphic, telex or facsimile transmission notice of
                          withdrawal that specifies the name of the person withdrawing a tender of Common Shares, the number of Common Shares to be withdrawn and, if certificates representing such Common
                          Shares have been delivered or otherwise identified to the
                          depositary, the name of the registered holder(s) of such
                          Common Shares. Shareholders may withdraw Common Shares
                          tendered at any time up to 12:00 Midnight Eastern Time on
                          the Expiration Date and, if the Common Shares have not yet been accepted for payment by the Fund, at any time after
                          12:00 Midnight Eastern time on February 18, 2004. See
                          Section 4.

                                   IMPORTANT

     If you desire to tender all or any portion of your Common Shares, you should either (1) complete and sign the Letter of Transmittal and mail or deliver it along with any Common Share certificate(s) and any other required documents to Van Kampen Investor Services Inc. (the "Depositary") or (2) request your broker, dealer, commercial bank, trust company or other nominee to effect the transaction for you. If your Common Shares are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, you must contact such broker, dealer, commercial bank, trust company or other nominee if you desire to tender your Common Shares.

     NEITHER THE FUND NOR ITS BOARD OF TRUSTEES MAKES ANY RECOMMENDATION TO ANY SHAREHOLDER AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING ANY OR ALL OF SUCH SHAREHOLDER'S COMMON SHARES. SHAREHOLDERS ARE URGED TO EVALUATE CAREFULLY ALL INFORMATION IN THE OFFER, CONSULT THEIR OWN INVESTMENT AND TAX ADVISERS AND MAKE THEIR OWN DECISIONS WHETHER TO TENDER COMMON SHARES AND, IF SO, HOW MANY COMMON SHARES TO TENDER.

     NO PERSON HAS BEEN AUTHORIZED TO MAKE ANY RECOMMENDATION ON BEHALF OF THE FUND AS TO WHETHER SHAREHOLDERS SHOULD TENDER COMMON SHARES PURSUANT TO THE OFFER. NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THE OFFER OTHER THAN THOSE CONTAINED HEREIN OR IN THE RELATED LETTER OF TRANSMITTAL. IF GIVEN OR MADE, SUCH RECOMMENDATION AND SUCH INFORMATION AND REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE FUND.

     Questions and requests for assistance may be directed to VK at the address and telephone number set forth below. Requests for additional copies of this Offer to Purchase and the related Letter of Transmittal should be directed to VK.

December 19, 2003                                    VAN KAMPEN SENIOR LOAN FUND

Van Kampen Funds Inc.                                    Depositary: Van Kampen Investor Services Inc.
1 Parkview Plaza                                         By Regular Mail:
P.O. Box 5555                                            Van Kampen Investor Services Inc.
Oakbrook Terrace, IL 60181-5555                          P.O. Box 947
(800) 341-2911                                           Jersey City, NJ 07303-0947
                                                         Attn: Van Kampen
                                                               Senior Loan Fund
                                                         By Certified, Registered,
                                                         Overnight Mail or Courier:
                                                         Van Kampen Investor Services Inc.
                                                         Harborside Financial Center
                                                         Plaza Two, 2nd Floor
                                                         Jersey City, NJ 07311-3977
                                                         Attn: Van Kampen
                                                               Senior Loan Fund

                               TABLE OF CONTENTS

SECTION                                                                 PAGE
-------                                                                 ----
   1.     Price; Number of Common Shares..............................     5
   2.     Procedure for Tendering Common Shares.......................     5
   3.     Early Withdrawal Charge.....................................     7
   4.     Withdrawal Rights...........................................     9
   5.     Payment for Shares Tendered.................................     9
   6.     Certain Conditions of the Offer.............................    10
   7.     Purpose of the Offer........................................    10
   8.     Plans or Proposals of the Fund..............................    11
   9.     Price Range of Common Shares; Dividends.....................    11
  10.     Interest of Trustees and Executive Officers; Transactions
          and Arrangements Concerning the Common Shares...............    11
  11.     Certain Effects of the Offer................................    12
  12.     Source and Amount of Funds..................................    12
  13.     Certain Information about the Fund..........................    14
  14.     Additional Information......................................    16
  15.     Certain Federal Income Tax Consequences.....................    16
  16.     Extension of Tender Period; Termination; Amendments.........    17
  17.     Miscellaneous...............................................    17
EXHIBIT A: Financial Statements
          Audited financial statements for the fiscal year ended July
          31, 2003....................................................   A-1

     1. PRICE; NUMBER OF COMMON SHARES. The Fund will, upon the terms and subject to the conditions of the Offer, accept for payment (and thereby purchase) up to 20% of the aggregate of its issued and outstanding Common Shares which are properly tendered (and not withdrawn in accordance with Section 4) prior to 12:00 Midnight Eastern Time on January 23, 2004 (such time and date being hereinafter called the "Initial Expiration Date"). The Fund reserves the right to extend the Offer. See Section 16. The later of the Initial Expiration Date or the latest time and date to which the Offer is extended is hereinafter called the "Expiration Date." The Purchase Price of the Common Shares will be the respective NAV per class of Common Shares determined as of 5:00 P.M. Eastern Time on the Expiration Date. The NAV on December 5, 2003 was $8.69 for Class B Shares and $8.69 for Class C Shares. You can obtain current NAV quotations from VK by calling (800) 341-2911 between the hours of 7:00 A.M. and 7:00 P.M. Central Time, Monday through Friday, except holidays. Shareholders tendering Common Shares remain entitled to receive dividends declared on such shares up to the settlement date of the Offer. See Section 9. The Fund will not pay interest on the Purchase Price under any circumstances. An Early Withdrawal Charge will be imposed on most Class B Shares and Class C Shares accepted for payment that have been held for less than five years and one year, respectively. See Section 3.

     The Offer is being made to all shareholders of the Fund and is not conditioned upon any minimum number of Common Shares being tendered. If the number of Common Shares properly tendered prior to the Expiration Date and not withdrawn is less than or equal to the authorized percentage of Common Shares (or such greater number of Common Shares as the Fund may elect to purchase pursuant to the Offer), the Fund will, upon the terms and subject to the conditions of the Offer, purchase all Common Shares so tendered. If more than the authorized percentage of Common Shares are duly tendered prior to the expiration of the Offer and not withdrawn, the Fund presently intends to, subject to the condition that there have been no changes in the factors originally considered by the Board of Trustees when it determined to make the Offer and the other conditions set forth in Section 6, but is not obligated to, extend the Offer period, if necessary, and increase the number of Common Shares that the Fund is offering to purchase to an amount which it believes will be sufficient to accommodate the excess Common Shares tendered as well as any Common Shares tendered during the extended Offer period or purchase the authorized percentage of Common Shares (or such greater number of Common Shares sought) on a pro rata basis.

     On December 5, 2003, there were approximately 216,027,449 Class B Shares and 30,375,549 Class C Shares issued and outstanding, and there were approximately 68,141 holders of record of Class B Shares and 8,079 holders of record of Class C Shares. Class B Shares and Class C Shares are considered to be a single class of shares for purposes of allocating among tenders under the Offer. Except as may otherwise be set forth in Section 10 below, the Fund is not aware of any Common Shares to be purchased from any officers, trustees or affiliates of the Fund pursuant to the Offer.

     The Fund reserves the right, in its sole discretion, at any time or from time to time, to extend the period of time during which the Offer is open by giving oral or written notice of such extension to the Depositary and making a public announcement thereof. See Section 16. There can be no assurance, however, that the Fund will exercise its right to extend the Offer. If the Fund decides, in its sole discretion, to increase (except for any increase not in excess of 2% of the outstanding Common Shares) or decrease the number of Common Shares being sought and, at the time that notice of such increase or decrease is first published, sent or given to holders of Common Shares in the manner specified below, the Offer is scheduled to expire at any time earlier than the tenth business day from the date that such notice is first so published, sent or given, the Offer will be extended at least until the end of such ten business day period.

     2. PROCEDURE FOR TENDERING COMMON SHARES.

     Proper Tender of Common Shares. Except as otherwise set forth under the heading "Procedures for Selling Group Members" below, for Common Shares to be properly tendered pursuant to the Offer, a properly completed and duly executed Letter of Transmittal (or manually signed facsimile thereof) with any required signature guarantees, any certificates for such Common Shares and any other documents required by the Letter of Transmittal, must be received on or before the Expiration Date by the Depositary at its address set forth on page 3 of this Offer to Purchase.

     It is a violation of Section 14(e) of the Securities and Exchange Act of 1934 (the "Exchange Act"), and Rule 14e-4 promulgated thereunder, for a person to tender Common Shares in a partial tender offer for such person's own account unless at the time of tender and until such time as the securities are accepted for payment the person so tendering has a net long position equal to or greater than the amount tendered in (i) the Common Shares and will deliver or cause to be delivered such shares for purposes of tender to the Fund prior to or on the Expiration Date or (ii) an equivalent security and, upon the acceptance of his or her tender will acquire the Common Shares by conversion, exchange, or exercise of such equivalent security to the extent required by the terms of the Offer, and will deliver or cause to be delivered the Common Shares so acquired for the purpose of tender to the Fund prior to or on the Expiration Date.

     Section 14(e) of the Exchange Act and Rule 14e-4 provide a similar restriction applicable to the tender or guarantee of a tender on behalf of another person.

     The acceptance of Common Shares by the Fund for payment will constitute a binding agreement between the tendering shareholder and the Fund upon the terms and subject to the conditions of the Offer, including the tendering shareholder's representation that (i) such shareholder has a net long position in the Common Shares being tendered within the meaning of Rule 14e-4 promulgated under the Exchange Act and (ii) the tender of such Common Shares complies with Rule 14e-4.

     Signature Guarantees and Method of Delivery. Signatures on the Letter of Transmittal are not required to be guaranteed unless (1) the proceeds for the tendered Common Shares will amount to more than $100,000, (2) the Letter of Transmittal is signed by someone other than the registered holder of the Common Shares tendered therewith or (3) payment for tendered Common Shares is to be sent to a payee other than the registered owner of such Common Shares and/or to an address other than the registered address of the registered owner of the Common Shares. In those instances, all signatures on the Letter of Transmittal must be guaranteed by a bank or trust company; a broker-dealer; a credit union; a national securities exchange, registered securities association or clearing agency; a savings and loan association; or a federal savings bank (an "Eligible Institution"). A signature guarantee may not be obtained from a notary public. If Common Shares are registered in the name of a person or persons other than the signer of the Letter of Transmittal or (a) if payment is to be made to, (b) unpurchased Common Shares (see Sections 1 and 6) are to be registered in the name of or (c) any certificates for unpurchased Common Shares are to be returned to any person other than the registered owner, then the Letter of Transmittal and, if applicable, the tendered Common Share certificates must be endorsed or accompanied by appropriate authorizations, in either case signed exactly as such name or names appear on the registration of the Common Shares with the signatures on the certificates or authorizations guaranteed by an Eligible Institution. If signature is by attorney-in-fact, executor, administrator, trustee, guardian, officer of a corporation or another acting in a fiduciary or representative capacity, other legal documents will be required. See Instructions 1 and 4 of the Letter of Transmittal.

     Payment for Common Shares tendered and accepted for payment pursuant to the Offer will be made only after receipt by the Depositary on or before the Expiration Date of a properly completed and duly executed Letter of Transmittal (or manually signed facsimile thereof) and any other documents required by the Letter of Transmittal. If your Common Shares are evidenced by certificates, those certificates must be received by the Depositary on or prior to the Expiration Date.

     THE METHOD OF DELIVERY OF ANY DOCUMENTS, INCLUDING CERTIFICATES FOR COMMON SHARES, IS AT THE ELECTION AND RISK OF THE PARTY TENDERING COMMON SHARES. IF DOCUMENTS ARE SENT BY MAIL, IT IS RECOMMENDED THAT THEY BE SENT BY REGISTERED MAIL, PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED.

     Procedures for Selling Group Members. If you are a selling group member, in order for you to tender any Common Shares pursuant to the Offer, you may place a confirmed wire order with VK. All confirmed wire orders used to tender Common Shares pursuant to this Offer must be placed on the Expiration Date only (wire orders placed on any other date will not be accepted by the Fund). Common Shares tendered by a wire order are deemed to be tendered when VK receives the order but subject to the condition subsequent that the settlement instructions, including (with respect to tendered Common Shares for which the selling group member is not the registered owner) a properly completed and duly executed Letter of Transmittal (or manually signed facsimile thereof), any other documents required by the Letter of Transmittal and any

Common Share certificates, are received by the Depository within three New York Stock Exchange trading days after receipt by VK of such order.

     Determinations of Validity. All questions as to the validity, form, eligibility (including time of receipt) and acceptance of tenders will be determined by the Fund, in its sole discretion, whose determination shall be final and binding. The Fund reserves the absolute right to reject any or all tenders determined by it not to be in appropriate form or the acceptance of or payment for which may, in the opinion of the Fund's counsel, be unlawful. The Fund also reserves the absolute right to waive any of the conditions of the Offer or any defect in any tender with respect to any particular Common Share(s) or any particular shareholder, and the Fund's interpretations of the terms and conditions of the Offer will be final and binding. Unless waived, any defects or irregularities in connection with tenders must be cured within such times as the Fund shall determine. Tendered Common Shares will not be accepted for payment unless the defects or irregularities have been cured within such time or waived. Neither the Fund, VK, the Depositary nor any other person shall be obligated to give notice of any defects or irregularities in tenders, nor shall any of them incur any liability for failure to give such notice.

     Federal Income Tax Withholding. The Depositary will withhold 30% of the gross payments payable to a Non-U.S. Shareholder (as defined below) unless the Non-U.S. Shareholder has provided to the Depositary a form on which it claims eligibility for a reduced rate of withholding or establishes an exemption from withholding. For this purpose, a Non-U.S. Shareholder, in general, is a shareholder that is not (i) a citizen or resident of the United States, (ii) a corporation or partnership created or organized under the laws of the United States or any state thereof, (iii) an estate, the income of which is subject to United States federal income taxation regardless of its source or (iv) a trust whose administration is subject to the primary jurisdiction of a United States court and which has one or more United States fiduciaries who have the authority to control all substantial decisions of the trust. To claim tax treaty benefits, Non-U.S. Shareholders will be required to provide the Depositary with a properly completed Internal Revenue Service ("IRS") Form W-8BEN certifying their entitlement thereto. In addition, in certain cases where payments are made to a Non-U.S. Shareholder that is a partnership or other pass-through entity, persons holding an interest in the entity will need to provide the required certification. For example, an individual Non-U.S. Shareholder who holds shares in the Fund through a non-United States partnership must provide an IRS Form W-8BEN to the Depositary to claim the benefits of an applicable tax treaty. The Depositary will determine a shareholder's status as a Non-U.S. Shareholder and eligibility for a reduced rate of, or an exemption from, withholding by reference to the Form W-8BEN or other appropriate Form W-8 provided by the Non-U.S. Shareholder unless facts and circumstances indicate that reliance is not warranted. A Non-U.S. Shareholder may be eligible to obtain a refund of tax withheld if such shareholder meets one of the three tests for capital gain or loss treatment described in Section 15 or is otherwise able to establish that no tax or a reduced amount of tax was due.

     To prevent backup federal income tax withholding of a percentage of the gross payments made pursuant to the Offer, each shareholder (other than a Non-U.S. Shareholder) who has not previously submitted a Form W-9 to the Fund or does not otherwise establish an exemption from such withholding must notify the Depositary of such shareholder's correct taxpayer identification number (or certify that such taxpayer is awaiting a taxpayer identification number) and provide certain other information by completing the Form W-9 enclosed with the Letter of Transmittal. Non-U.S. Shareholders who are resident aliens and who have not previously submitted a Form W-9, or other Non-U.S. Shareholders who have not previously submitted a Form W-8BEN or other appropriate Form W-8, to the Fund must do so in order to avoid backup withholding. Exemption from backup withholding does not exempt a Non-U.S. Shareholder from the 30% withholding described above.

     For a discussion of certain other federal income tax consequences to tendering shareholders, see Section 15.

     3. EARLY WITHDRAWAL CHARGE. The Depositary will impose an early withdrawal charge (the "Early Withdrawal Charge") on most Class B Shares and Class C Shares accepted for payment which have been held less than five years and one year, respectively. The Early Withdrawal Charge will be imposed on a number of Common Shares accepted for payment from a record holder of Common Shares the value of which exceeds the aggregate value at the time the tendered Common Shares are accepted for payment of (a) all Common Shares owned by such holder that were purchased more than five years for Class B Shares or more than one year for Class C Shares prior to such acceptance, (b) all Common Shares owned by such holder that were acquired through reinvestment of distributions and (c) the increase, if any, of value of all other Common Shares owned by such holder (namely, those purchased within the five years for Class B Shares or more than one year for Class C Shares preceding acceptance for payment) over the purchase price of such Common Shares. The Early Withdrawal Charge will be paid to VK on behalf of the holder of the Common Shares. In determining whether an Early Withdrawal Charge is payable, Common Shares accepted for payment pursuant to the Offer shall be deemed to be those Common Shares purchased earliest by the shareholder. Any Early Withdrawal Charge which is required to be imposed will be made in accordance with the following schedule:

CLASS B SHARES
YEAR OF REPURCHASE                                     CLASS B SHARES
AFTER PURCHASE                                     EARLY WITHDRAWAL CHARGE
------------------                                 -----------------------
First............................................           3.0%
Second...........................................           2.5%
Third............................................           2.0%
Fourth...........................................           1.5%
Fifth............................................           1.0%
Sixth and following..............................           0.0%

CLASS C SHARES
YEAR OF REPURCHASE                                     CLASS C SHARES
AFTER PURCHASE                                     EARLY WITHDRAWAL CHARGE
------------------                                 -----------------------
First............................................           1.0%
Second and following.............................           0.0%

     Exchanges. Tendering shareholders may elect to have the Depositary invest the cash proceeds from the tender of Common Shares of the Fund in the same class of contingent deferred sales charge shares of certain open-end investment companies advised by Van Kampen Asset Management and distributed by VK (such funds are collectively referred to herein as the "VK Funds"), subject to certain limitations, at the net asset value of the shares of the respective VK Fund (or VK Funds) selected by the tendering shareholder on the date the Fund accepts for payment the Common Shares tendered. See Section 5 regarding acceptance and payment of proceeds for Common Shares tendered. The Early Withdrawal Charge will be waived for Common Shares tendered pursuant to this election; however, such shares of the VK Fund immediately become subject to a contingent deferred sales charge schedule equivalent to the Early Withdrawal Charge schedule of the Fund. Thus, shares of such VK Funds may be subject to a contingent deferred sales charge upon a subsequent redemption from the VK Funds. The purchase of shares of such VK Fund will be deemed to have occurred at the time of the purchase of the Common Shares of the Fund for calculating the applicable contingent deferred sales charge.

     The prospectus for each VK Fund describes its investment objectives and policies. Shareholders should obtain a VK Fund's prospectus and should consider the VK Fund's objectives and policies carefully before making the election described above. Shareholders can obtain a prospectus for a VK Fund without charge by calling (800) 341-2911. Tendering shareholders may purchase shares of a VK Fund only if shares of such VK Fund are available for sale. An exchange is still deemed to be a tender of Common Shares causing a taxable event and may result in a taxable gain or loss for tendering shareholders. Please consult your tax adviser regarding the tax consequences of any exchange.

     A shareholder may make the election described above by completing the appropriate section on the Letter of Transmittal or by giving proper instructions to the shareholder's broker or dealer. Although this election to purchase shares of a VK Fund has been made available as a convenience to the Fund's shareholders, neither the Fund nor its Board of Trustees makes any recommendation as to whether shareholders should invest in shares of another VK Fund. VK Funds may offer certain shareholder services to investors that are not available to investors of the Fund. These shareholder services (including certain purchase, redemption or exchange privileges) are described in the VK Fund's prospectus. In order to use certain shareholder services on your VK Fund share account, a signature guarantee form will be required for such account. Shareholders may access materials to establish these shareholder services, including the signature guarantee form, by calling the Client Relations Department at (800) 341-2911 or accessing applicable forms at http://www.vankampen.com by selecting the Literature section and then Download Forms.

     4. WITHDRAWAL RIGHTS. Except as otherwise provided in this Section 4, tenders of Common Shares made pursuant to the Offer will be irrevocable. You may withdraw Common Shares tendered at any time prior to 12:00 Midnight Eastern Time on the Expiration Date and, if the Common Shares have not yet been accepted for payment by the Fund, at any time after 12:00 midnight Eastern time on February 18, 2004.

     To be effective, a written, telegraphic, telex or facsimile transmission notice of withdrawal must be timely received by the Depositary at the address set forth on page 3 of this Offer to Purchase. Any notice of withdrawal must specify the name of the person having tendered the Common Shares to be withdrawn, the number of Common Shares to be withdrawn and, if certificates representing such Common Shares have been delivered or otherwise identified to the Depositary, the name of the registered holder(s) of such Common Shares as set forth in such certificates if different from the name of the person tendering the Common Shares. If certificates have been delivered to the Depositary, then, prior to the release of such certificates, you must also submit the certificate numbers shown on the particular certificates evidencing such Common Shares and the signature on the notice of withdrawal must be guaranteed by an Eligible Institution.

     All questions as to the form and validity (including time of receipt) of notices of withdrawal will be determined by the Fund in its sole discretion, whose determination shall be final and binding. None of the Fund, VK, the Depositary or any other person is or will be obligated to give any notice of any defects or irregularities in any notice of withdrawal, and none of them will incur any liability for failure to give any such notice. Common Shares properly withdrawn shall not thereafter be deemed to be tendered for purposes of the Offer. However, withdrawn Common Shares may be retendered by following the procedures described in Section 2 prior to the Expiration Date.

     5. PAYMENT FOR SHARES TENDERED. For purposes of the Offer, the Fund will be deemed to have accepted for payment (and thereby purchased) Common Shares which are tendered and not withdrawn when, as and if it gives oral or written notice to the Depositary of its acceptance of such Common Shares for payment pursuant to the Offer.

     Payment for Common Shares purchased pursuant to the Offer will be made by depositing the aggregate purchase price therefor with the Depositary, which will act as agent for tendering shareholders for the purpose of receiving payment from the Fund and either transmitting payment directly to the tendering shareholders or, in the case of tendering shareholders electing to invest such proceeds in another VK Fund, transmitting payment directly to the transfer agent for purchase of shares of the designated VK Fund for the account of such shareholders. In all cases, payment for Common Shares accepted for payment pursuant to the Offer will be made only after timely receipt by the Depositary, as required pursuant to the Offer, of a properly completed and duly executed Letter of Transmittal (or manually signed facsimile thereof), any certificates representing such Common Shares, if issued, and any other required documents. Certificates for Common Shares not purchased (see Sections 1 and 6), or for Common Shares not tendered included in certificates forwarded to the Depositary, will be returned promptly following the termination, expiration or withdrawal of the Offer, without expense to the tendering shareholder.

     The Fund will pay all transfer taxes, if any, payable on the transfer to it of Common Shares purchased pursuant to the Offer. If, however, payment of the purchase price is to be made to, or (in the circumstances permitted by the Offer) if unpurchased Common Shares are to be registered in the name of any person other than the registered holder, or if tendered certificates, if any, are registered or the Common Shares tendered are held in the name of any person other than the person signing the Letter of Transmittal, the amount of any transfer taxes (whether imposed on the registered holder or such other person) payable on account of the transfer to such person will be deducted from the Purchase Price unless satisfactory evidence of the payment of such taxes, or exemption therefrom, is submitted. Shareholders tendering Common Shares remain entitled to receive dividends declared on such shares up to the settlement date of the Offer. The Fund will not pay any interest on the Purchase Price under any circumstances. An Early Withdrawal Charge will be imposed on most Class B Shares and Class C Shares accepted for payment that have been held for less than five years and one year, respectively. See Section 3. In addition, if certain events occur, the Fund may not be obligated to purchase Common Shares pursuant to the Offer. See Section 6.

     ANY TENDERING SHAREHOLDER OR OTHER PAYEE WHO HAS NOT PREVIOUSLY SUBMITTED A COMPLETED AND SIGNED FORM W-9 AND WHO FAILS TO COMPLETE FULLY AND SIGN THE FORM W-9 ENCLOSED WITH THE LETTER OF TRANSMITTAL MAY BE SUBJECT TO REQUIRED FEDERAL INCOME TAX WITHHOLDING OF A PERCENTAGE OF THE GROSS PROCEEDS PAID TO SUCH SHAREHOLDER OR OTHER PAYEE PURSUANT TO THE OFFER. SEE SECTION 2.

     6. CERTAIN CONDITIONS OF THE OFFER. Notwithstanding any other provision of the Offer, the Fund shall not be required to accept for payment, purchase or pay for any Common Shares tendered, and may terminate or amend the Offer or may postpone the acceptance for payment of, the purchase of and payment for Common Shares tendered, if, at any time at or before the time of purchase of any such Common Shares, any of the following events shall have occurred (or shall have been determined by the Fund to have occurred) which, in the Fund's sole judgment in any such case and regardless of the circumstances (including any action or omission to act by the Fund), makes it inadvisable to proceed with the Offer or with such purchase or payment: (1) in the reasonable judgment of the Trustees, there is not sufficient liquidity of the assets of the Fund; (2) such transactions, if consummated, would (a) impair the Fund's status as a regulated investment company under the federal income tax law (which would make the Fund a taxable entity, causing the Fund's taxable income to be taxed at the Fund level) or (b) result in a failure to comply with applicable asset coverage requirements; or (3) there is, in the Board of Trustees' reasonable judgment, any (a) material legal action or proceeding instituted or threatened challenging such transactions or otherwise materially adversely affecting the Fund, (b) suspension of or limitation on prices for trading securities generally on any United States national securities exchange or in the over-the-counter market,
(c) declaration of a banking moratorium by federal or state authorities or any suspension of payment by banks in the United States, (d) limitation affecting the Fund or the issuers of its portfolio securities imposed by federal or state authorities on the extension of credit by lending institutions, (e) commencement of war, significant change in armed hostilities or other international or national calamity directly or indirectly involving the United States since the commencement of the Offer or (f) other event or condition which would have a material adverse effect on the Fund or the holders of its Common Shares if the tendered Common Shares are purchased.

     The foregoing conditions are for the Fund's sole benefit and may be asserted by the Fund regardless of the circumstances giving rise to any such condition (including any action or inaction by the Fund), and any such condition may be waived by the Fund in whole or in part, at any time and from time to time in its sole discretion. The Fund's failure at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right; the waiver of any such right with respect to particular facts and circumstances shall not be deemed a waiver with respect to any other facts or circumstances; and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time. Any determination by the Fund concerning the events described in this Section 6 shall be final and shall be binding on all parties.

     If the Fund determines to terminate or amend the Offer or to postpone the acceptance for payment of or payment for Common Shares tendered, it will, to the extent necessary, extend the period of time during which the Offer is open as provided in Section 16. Moreover, in the event any of the foregoing conditions are modified or waived in whole or in part at any time, the Fund will promptly make a public announcement of such waiver and may, depending on the materiality of the modification or waiver, extend the Offer period as provided in Section 16.

     7. PURPOSE OF THE OFFER. The Fund currently does not believe that an active secondary market for its Common Shares exists or is likely to develop. In recognition of the possibility that a secondary market may not develop for the Common Shares of the Fund, or, if such a market were to develop, the Common Shares might trade at a discount, the Trustees have determined that it would be in the best interest of its shareholders for the Fund to take action to attempt to provide liquidity to shareholders. To that end, the Trustees presently intend each quarter to consider making a tender offer to purchase Common Shares at the respective NAV per class of Common Shares. The purpose of this Offer is to attempt to provide liquidity to the holders of Common Shares. There can be no assurance that this Offer will provide sufficient liquidity to all holders of

Common Shares that desire to sell their Common Shares or that the Fund will make any such tender offer in the future.

     NEITHER THE FUND NOR ITS BOARD OF TRUSTEES MAKES ANY RECOMMENDATION TO ANY SHAREHOLDER AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING ANY OR ALL OF SUCH SHAREHOLDER'S COMMON SHARES AND HAS NOT AUTHORIZED ANY PERSON TO MAKE ANY SUCH RECOMMENDATION. SHAREHOLDERS ARE URGED TO EVALUATE CAREFULLY ALL INFORMATION IN THE OFFER, CONSULT THEIR OWN INVESTMENT AND TAX ADVISERS AND MAKE THEIR OWN DECISIONS WHETHER TO TENDER COMMON SHARES AND, IF SO, HOW MANY COMMON SHARES TO TENDER.

     8. PLANS OR PROPOSALS OF THE FUND. Except as set forth in this Section 8, the Fund has no present plans or proposals which relate to or would result in any extraordinary transaction such as a merger, reorganization or liquidation involving the Fund; any purchase, sale or transfer of a material amount of assets of the Fund other than in its ordinary course of business; any material changes in the Fund's present capitalization (except as resulting from the Offer or otherwise set forth herein); or any other material changes in the Fund's structure or business.

     The Fund's fundamental investment policies and restrictions give the Fund the flexibility to pursue its investment objective through a fund structure commonly known as a "master-feeder" structure. If the Fund converts to a master-feeder structure, the existing shareholders of the Fund would continue to hold their shares of the Fund and the Fund would become a feeder-fund of the master-fund. The value of a shareholder's shares would be the same immediately after any conversion as the value immediately before such conversion. Use of this master-feeder structure potentially would result in increased assets invested among the collective investment vehicle of which the Fund would be a part, thus allowing operating expenses to be spread over a larger asset base, potentially achieving economies of scale. The Fund's Board of Trustees presently does not intend to affect any conversion to a master-feeder structure.

     9. PRICE RANGE OF COMMON SHARES; DIVIDENDS. The NAV for Class B Shares of the Fund from December 5, 2001 through December 5, 2003 ranged from a high of $8.70 to a low of $7.65 (shares of the Fund issued before June 13, 2003 have been redesignated as Class B Shares). The NAV for Class C Shares of the Fund from June 13, 2003 through December 5, 2003 ranged from a high of $8.70 to a low of $8.16. On December 5, 2003, the NAV was $8.69 for Class B Shares and $8.69 for Class C Shares. You can obtain current NAV quotations from VK by calling
(800) 341-2911 between the hours of 7:00 A.M. and 7:00 P.M. Central Time, Monday through Friday, except holidays. NAV quotes also may be obtained through the ICI Pricing Service which is released each Friday evening and published by the Dow Jones Capital Markets Wire Service on each Friday; published in the New York Times on each Saturday; published in the Chicago Tribune on each Sunday; and published weekly in Barron's magazine. The Fund offers and sells its Common Shares to the public on a continuous basis through VK as principal underwriter. The Fund is not aware of any secondary market trading for the Common Shares. Dividends on the Common Shares are declared daily and paid monthly. Shareholders tendering Common Shares remain entitled to receive dividends declared on such Common Shares up to the settlement date of the Offer.

     10. INTEREST OF TRUSTEES AND EXECUTIVE OFFICERS; TRANSACTIONS AND ARRANGEMENTS CONCERNING THE COMMON SHARES. Except as set forth in this Section 10, as of December 5, 2003, the trustees and executive officers of the Fund as a group beneficially owned no Common Shares. As of December 5, 2003, Wayne W. Whalen, a trustee of the Fund, owned 2,250.607 Class B Shares. The Fund is not aware of any Common Shares to be purchased from any officer, trustee or affiliate of the Fund pursuant to the Offer.

     Except as set forth in this Section 10, based upon the Fund's records and upon information provided to the Fund by its trustees, executive officers and affiliates (as such term is used in the Securities Exchange Act of 1934), neither the Fund nor, to the best of the Fund's knowledge, any of the trustees or executive officers of the Fund, nor any affiliates of any of the foregoing, has effected any transactions in the Common Shares during the sixty day period prior to the date hereof. Wayne W. Whalen acquired 12.202 Class B Shares since October 20, 2003 (sixty days prior to the date hereof) through the reinvestment of dividends as described in the Fund's prospectus.

     Except as set forth in this Offer to Purchase, neither the Fund nor, to the best of the Fund's knowledge, any of its affiliates, trustees or executive officers, is a party to any agreement, arrangement or understanding, whether or not legally enforceable, between the Fund, any of the Fund's executive officers or trustees, any person controlling the Fund or any officer or director of any corporation ultimately in control of the Fund and any other person with respect to any securities of the Fund.

     11. CERTAIN EFFECTS OF THE OFFER. The purchase of Common Shares pursuant to the Offer will have the effect of increasing the proportionate interest in the Fund of shareholders who do not tender their Common Shares. If you retain your Common Shares you will be subject to any increased risks that may result from the reduction in the Fund's aggregate assets resulting from payment for the tendered Common Shares (e.g., greater volatility due to decreased diversification and higher expenses). However, the Fund believes that since the Fund is engaged in a continuous offering of the Common Shares, those risks would be reduced to the extent new Common Shares of the Fund are sold. All Common Shares purchased by the Fund pursuant to the Offer will be held in treasury pending disposition.

     12. SOURCE AND AMOUNT OF FUNDS. The total cost to the Fund of purchasing all of the authorized percentage of Common Shares pursuant to the Offer would be approximately $428 million (estimated based on the Fund's net assets as of December 5, 2003). The Fund anticipates that the Purchase Price for any Common Shares acquired pursuant to the Offer will first be derived from cash on hand, such as proceeds from sales of new Common Shares of the Fund and specified pay-downs from the participation interests in Senior Loans (as defined below) which it has acquired, and then from the proceeds from the sale of cash equivalents held by the Fund. The Fund may from time to time enter into one or more credit agreements to provide the Fund with additional liquidity to meet its obligations to purchase Common Shares pursuant to any tender offer it may make. The Fund has been a party to such credit arrangements in the past and currently is a party to a credit agreement (described in more detail below). If, in the judgment of the Trustees, there is not sufficient liquidity of the assets of the Fund to pay for tendered Common Shares, the Fund may terminate the Offer. See
Section 6.

     The Fund has entered into a Revolving Credit and Security Agreement dated as of November 17, 2003 (as amended or modified from time to time, the "Credit Agreement"), among the Fund, as borrower, Falcon Asset Securitization Corporation, as conduit lender (the "Conduit Lender"), and Bank One, NA (Main Office Chicago) ("Bank One"), Danske Bank A/S, State Street Bank and Trust Company and the other secondary lenders from time to time party thereto (collectively, the "Secondary Lenders") and Bank One, as program agent (the "Program Agent"), pursuant to which the Conduit Lender may provide, and if the Conduit Lender does not provide, the Secondary Lenders will provide, advances of up to $300,000,000 at the Fund's request (the "Credit Facility Commitment") to the Fund, which are secured by substantially all of the assets of the Fund. The Credit Agreement has terms and conditions substantially similar to the following:

     - The Fund is entitled to borrow money (such borrowings, "Advances") from the Conduit Lender and the Secondary Lenders, collectively, in amounts which in the aggregate do not exceed the amount of the Credit Facility Commitment and from any Secondary Lender, individually, in amounts which in the aggregate do not exceed the amount of such secondary lender's commitment thereunder, provided that, among other things, as of any applicable determination date, (i) the Borrower's "senior securities representing indebtedness" (as defined in Section 18(g) of the 1940 Act) have "asset coverage" (as defined in Section 18(h) of the 1940 Act) of at least 400% (computed on such determination date regardless of whether or not dividends or distributions are being made on such determination date, or whether debt is being incurred on such determination date and computed as if each outstanding Advance constituted a "senior security" without regard to whether such Advance is a loan for "temporary purposes" or otherwise excludable from the definition of "senior securities" under
       Section 18(g) of the 1940 Act) (the "Asset Coverage Test"), and (ii) the borrowing base shall be equal to or greater than the credits outstanding (the "Borrowing Base Test").

     - Promptly after the Fund's submission of a notice of borrowing, the Conduit Lender is required to notify the Program Agent as to whether it will make the requested Advance. If the Conduit Lender declines to make such Advance, the Program Agent shall notify the Secondary Lenders of the requested Advance. Provided the Fund has complied with the procedures governing requests for Advances, the Conduit Lender or the Secondary Lenders, as applicable, will, on the borrowing date, make available to the

       Fund's account Advances in an amount equal to the requested amount in immediately available funds. The Borrower is not able to request more than two (2) Advances in any calendar week.

     - Advances made under the Credit Agreement, if any, will bear interest daily (i) with respect to Advances made by the Conduit Lender, at a rate per annum which reflects the cost of funds to the Conduit Lender of making and maintaining such Advance, including fees payable by or on behalf of the Conduit Lender to any dealer or placement agent in respect of commercial paper notes issued by the Conduit Lender to fund such Advance and be calculated in the manner in which the Conduit Lender typically calculates its cost of funds in similar transactions; provided that if any component of such rate is a discount rate, the rate used for such component shall be obtained by converting such discount rate to an interest bearing equivalent rate per annum, and (ii) with respect to Advances made by any Secondary Lender, at either (A) a rate per annum equal to the rate of interest from time to time announced publicly by Bank One in Chicago, Illinois as Bank One's base rate (the "Base Rate"), or (B) at a rate per annum equal to 1% per annum plus the rate per annum at which deposits in dollars are offered by the principal office of Bank One in London, England to prime banks in the London interbank market (the "Eurodollar Rate"). The Fund will bear the expenses of any borrowings under the Credit Agreement. Interest on the Advances will be due, in arrears, on the outstanding principal amount of each Advance (i) with respect to any Advance made by the Conduit Lender or any Base Rate Advance made by a Secondary Lender, on the twelfth (12th) day of each calendar month (or if such day is not a business day, the next succeeding business day) for the immediately preceding month or part thereof or (ii) with respect to any Eurodollar Rate Advance made by a Secondary Lender, on the last day of each settlement period (or if such day is not a business day, the next succeeding business day), the duration of such settlement period to be determined by the Program Agent. Interest on the outstanding principal of the Advances will also be due on the date of any prepayment of any Advance and on demand during the existence of an event of default under the Credit Agreement. Overdue payments of principal and interest will bear interest, payable upon demand, at a penalty rate.

     - The Fund paid an up-front fee to the Program Agent (for the account of the Secondary Lenders) on the date the Credit Agreement was executed. In addition, the Fund has agreed to pay certain fees during and after the term of the Credit Agreement, including (i) a structuring fee, payable to the Program Agent in twelve (12) equal quarterly installments, (ii) an increase fee, payable to the Program Agent in equal quarterly installments, (iii) a program fee, payable to the Program Agent monthly for each month any Advances are outstanding and (iv) a liquidity fee, payable to the Program Agent monthly.

     - The principal amount of any Advance made under the Credit Agreement, if any, is required to be paid by the maturity date for such Advance, which date shall be the earlier of (i) the date which is sixty (60) days following the borrowing date of such Advance and (ii) the earlier of (A) November 12, 2004 (the "Commitment Termination Date"), unless the Commitment Termination Date is extended pursuant to the terms of the Credit Agreement, in which case the Commitment Termination Date shall be the date occurring 364 days after the then current Commitment Termination Date, and (B) the date the Credit Facility Commitment terminates (whether by the occurrence of an event of default or at the Borrower's election). The Fund is entitled to prepay all or a portion of the Advances made to it, provided that, among other things, the Fund gives sufficient notices of prepayment and such prepayment, if a partial prepayment, is at least equal to $1,000,000. On the Commitment Termination Date, all outstanding principal and accrued interest under the Credit Agreement will be due and payable in full.

     - The Fund has pledged and granted to the Program Agent for the benefit of the Conduit Lender (and any person which acquires or is obligated to acquire an interest in any Advance from the Conduit Lender under an asset purchase agreement), the Program Agent, the Secondary Lenders and their respective successors and assigns (such beneficiaries, the "Secured Parties") a continuing lien upon and security interest in all of the Fund's right title and interest in, substantially all of the Fund's assets, including, without limitation, the cash, assets, investments and property from time to time credited to the collateral accounts, the collateral accounts and all proceeds of the foregoing assets (such assets, together with such proceeds thereon, the "Pledged Collateral"). The Fund has agreed to certain restrictions governing the disposition of the Pledged Collateral and has agreed to provide the Program Agent (for itself and on behalf of the other Secured Parties) with certain rights and remedies upon the occurrence and during the continuance of an event of default, including, without limitation, the right to apply the proceeds from the sale of the Pledged Collateral to the payment of any unpaid accrued interest and the principal amount of any outstanding Advances.

     - The drawdown of the initial Advance under the Credit Agreement is subject to the satisfaction of certain conditions precedent, including, without limitation, (i) the receipt by the Program Agent of various program documents related to the Fund and documents typically delivered by borrowers under transactions of this type, including, without limitation, authorizations, legal opinions and various corporate documents, and (ii) if requested by the Conduit Lender or any Secondary Lender, the Fund's execution and delivery of a promissory note made payable to the order of the Conduit Lender or Secondary Lender, as applicable.

     - The drawdown of each Advance is further conditioned upon the satisfaction of additional conditions, including, without limitation, (i) immediately after giving effect to such Advance, the Fund's compliance with the Borrowing Base Test and Asset Coverage Test; (ii) immediately after the making of any such Advance, the aggregate outstanding principal amount of all Advances not exceeding the Credit Facility Commitment; (iii) there being no default or event of default in existence and no default or event of default resulting from the making of such Advance; (iv) the continuance of the truth of the representations and warranties made in the Credit Agreement and certain related agreements with respect to the Fund and its adviser; and (v) the receipt by the Program Agent of an investor report.

     - The Credit Agreement contains various affirmative and negative covenants of the Fund, including, without limitation, continuing obligations: (i) to provide periodic financial information; (ii) without the consent of the Program Agent and the Secondary Lenders, to not consolidate with or merge into any other entity or have any other entity merge into it and to not sell all or any substantial part of its assets; (iii) to continue to engage in its current type of business and to maintain its existence as an organization within the Commonwealth of Massachusetts; (iv) to comply with applicable laws, rules and regulations; (v) to maintain insurance on its property and business; (vi) to not create any lien (other than in connection with the Credit Agreement) on any of its assets; and (vi) to comply with the Fund's fundamental investment policies and investment restrictions.

     - The Credit Agreement also contains various events of default (with certain specified grace periods), including, without limitation: (i) the Fund's failure to pay when due any amounts required to be paid to the Conduit Lender or any Secondary Lender under the Credit Agreement; (ii) the Fund's failure to be in compliance with the Asset Coverage Test;
       (iii) any material misrepresentation by the Fund, its adviser or its custodian in the Credit Agreement or other documents related thereto;
       (iv) failure by the Fund, the Conduit Lender or any Secondary Lender to observe or perform certain terms, covenants and agreements contained in the Credit Agreement or other documents related thereto; (v) failure by the Program Agent to have a valid and perfect first priority security interest in the Pledged Collateral or failure by Fund's custodian to have custody and control, as contemplated by the control agreement, of the Pledged Collateral; (vi) the voluntary or involuntary bankruptcy of the Fund or its custodian, as applicable; (vii) the entry of judgments for the payment of money in excess of $5,000,000 in the aggregate which remains unsatisfied or unstayed for a period of 60 days; and (viii) certain changes in control of the Fund's adviser.

     The foregoing descriptions of the Credit Agreement do not purport to be complete or final, and are qualified in their entirety by reference to the Credit Agreement previously filed as Exhibit (k)(3) to the Fund's Form N-2 via EDGAR on November 26, 2003. See Section 14.

     13. CERTAIN INFORMATION ABOUT THE FUND. The Fund was organized as a Massachusetts business trust on July 14, 1989 and is a non-diversified, closed-end management investment company under the Investment Company Act of 1940. The Fund's investment objective is to provide a high level of current income, consistent with preservation of capital. The Fund plans to invest at least 80% of its total assets in adjustable rate senior loans ("Senior Loans"). Senior Loans are business loans made to borrowers that may be corporations, partnerships or other entities. These borrowers operate in a variety of industries and geographic regions. The interest rates on Senior Loans adjust periodically, and the Fund's portfolio of Senior Loans will at all times have a dollar-weighted average time until the next interest rate adjustment of 90 days or less. The Fund believes that investing in adjustable rate Senior Loans should limit fluctuations in its net asset value caused by changes in interest rates. The interest rates on Senior Loans adjust periodically. The interest rates are adjusted based on a base rate plus a premium or spread over the base rate. The base rate usually is the London Inter-Bank Offered Rate, the prime rate offered by one or more major United States banks or the certificate of deposit rate or other base lending rates used by commercial lenders. As short-term interest rates rise, interest payable to the Fund should increase. As short-term interest rates decline, interest payable to the Fund should decrease. The amount of time that will pass before the Fund experiences the effects of changing short-term interest rates will depend on the dollar-weighted average time until the next interest rate adjustment on the Fund's portfolio of Senior Loans.

     The Fund has registered as a "non-diversified" investment company so that, subject to its investment restrictions, it is able to invest more than 5% of the value of its assets in the obligations of any single issuer, including Senior Loans of a single borrower or participations in Senior Loans purchased from a single lender. To the extent the Fund invests a relatively high percentage of its assets in obligations of a limited number of issuers, the Fund will be more susceptible than a more widely diversified investment company to any single corporate, economic, political or regulatory occurrence.

     The Fund is advised by Van Kampen Asset Management (the "Adviser") pursuant to an Investment Advisory Agreement under which the Fund accrues daily and pays monthly to the Adviser an investment management fee based on the per annum rate of 0.95% of the first $4.0 billion of average daily net assets of the Fund, 0.90% on the next $3.5 billion, 0.875% on the next $2.5 billion and 0.85% on average daily net assets over $10 billion. On November 30, 2003, the Fund's investment adviser, Van Kampen Investment Advisory Corp., was merged with and into its affiliate, Van Kampen Asset Management. The Fund is a party to an Administration Agreement and an Offering Agreement with VK. Under the Administration Agreement, the Fund pays VK a monthly fee based on the per annum rate of 0.25% of the Fund's average daily net assets. Under the Offering Agreement, the Fund offers and sells its Common Shares to the public on a continuous basis through VK as principal underwriter. VK compensates broker-dealers participating in the continuous offering of the Fund's Common Shares at the rates of 3.0% of the dollar value of Class B Shares and 0.75% of the dollar value of Class C Shares purchased from the Fund by such broker-dealers. VK also compensates broker-dealers who have entered into sales agreements with VK at an annual rate, paid quarterly, equal to an amount up to 0.35% of the value of Class B Shares and up to 0.75% of the value of Class C Shares sold by each respective broker-dealer and remaining outstanding after one year from the date of their original purchase. VK also may provide, from time to time, additional cash incentives to broker-dealers that employ representatives who sell a minimum dollar amount of the Common Shares. All such compensation is or will be paid by VK out of its own assets and not out of the assets of the Fund. The compensation paid to such broker-dealers and to VK, including the compensation paid at the time of purchase, the quarterly payments, any additional incentives paid from time to time and the Early Withdrawal Charge, if any, will not in the aggregate exceed applicable limitations. In addition, the Fund may make service fee payments with respect to the Fund's Class C Shares pursuant to the Fund's Service Plan for personal services and/or the maintenance of shareholder accounts to VK and broker-dealers and other persons in amounts not exceeding 0.25% of the Fund's average daily net assets with respect to Class C Shares for any fiscal year. The Trustees have initially implemented the Service Plan by authorizing service fee payments to VK and broker-dealers and other persons in amounts not expected to exceed 0.15% of the Fund's average daily net assets with respect to Class C Shares.

     The Fund in now operating as a multiple class fund, offering two classes of Common Shares designated as Class B Shares and Class C Shares. As of June 13, 2003, the Fund redesignated its issued and outstanding shares as Class B Shares and the Fund issued newly created Class C Shares in exchange for the assets and liabilities of the Van Kampen Senior Floating Rate Fund, which was a fund with the same investment objectives, investment policies and management operating a substantially similar portfolio as the Fund. The offering terms for each class of Common Shares are described in the Fund's current prospectus.

     The principal executive office of the Fund is located at 1 Parkview Plaza, Oakbrook Terrace, IL 60181-5555.

     In 2002, Mitchell M. Merin was appointed as President and Chief Executive Officer of the Fund replacing Richard F. Powers, III, a Trustee of the Fund and former President and Chief Executive Officer of the Fund, in connection with Mr. Powers' retirement from the Adviser and VK. In May 2003, Ronald Robison was appointed as Principal Executive Officer of the Fund. As of December 31, 2003, Theodore A. Myers retired from the Fund's Board of Trustees.

     Reference is hereby made to Section 9 of this Offer to Purchase and the financial statements attached hereto as Exhibit A which are incorporated herein by reference.

     14. ADDITIONAL INFORMATION. The Fund has filed an Issuer Tender Offer Statement on Schedule TO with the Securities and Exchange Commission (the "Commission") which includes certain additional information relating to the Offer. Such material may be inspected and copied at prescribed rates at the Commission's public reference facilities at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of such material may also be obtained by mail at prescribed rates from the Public Reference Branch of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, the Issuer Tender Offer Statement on Schedule TO is available along with other related materials at the Commission's internet website (http://www.sec.gov).

     15. CERTAIN FEDERAL INCOME TAX CONSEQUENCES. The following discussion is a general summary of the federal income tax consequences of a sale of Common Shares pursuant to the Offer. Shareholders should consult their own tax advisers regarding the tax consequences of a sale of Common Shares pursuant to the Offer, as well as the effects of state, local and foreign tax laws and any proposed tax law changes.

     The sale of Common Shares pursuant to the Offer will be a taxable transaction for federal income tax purposes, either as a "sale or exchange" or, under certain circumstances, as a "dividend." Under Section 302(b) of the Internal Revenue Code of 1986, as amended (the "Code"), a sale of Common Shares pursuant to the Offer generally will be treated as a sale or exchange if the receipt of cash by the shareholder or by the Depositary on behalf of the shareholder, in the case of a tendering shareholder electing to invest cash proceeds from the tender of Common Shares in shares of a designated VK Fund: (a) results in a "complete redemption" of the shareholder's interest in the Fund,
(b) is "substantially disproportionate" with respect to the shareholder or (c) is "not essentially equivalent to a dividend" with respect to the shareholder. In determining whether any of these tests has been met, Common Shares actually owned, as well as Common Shares considered to be owned by the shareholder by reason of certain constructive ownership rules set forth in Section 318 of the Code, generally must be taken into account. If any of these three tests for sale or exchange treatment is met, a shareholder will recognize gain or loss equal to the difference between the amount of cash received by the shareholder or, in the case of a tendering shareholder electing to invest cash proceeds from the tender of Common Shares in shares of a designated VK Fund, by the Depositary on behalf of the shareholder pursuant to the Offer and the tax basis of the Common Shares sold. If such Common Shares are held as a capital asset, the gain or loss will be a capital gain or loss. The maximum tax rate applicable to net capital gains recognized by individuals and other non-corporate taxpayers is (i) the same as the maximum ordinary income rate for capital assets held for one year or less or
(ii) 15% (through 2008) for capital assets held for more than one year. The maximum long-term capital gains rate for corporations is 35%.

     If none of the tests set forth in Section 302(b) of the Code is met, amounts received by a shareholder or by the Depositary on behalf of a shareholder, as the case may be, who sells Common Shares pursuant to the Offer will be taxable to the shareholder as a "dividend" to the extent of such shareholder's allocable share of the Fund's current or accumulated earnings and profits. No part of such a dividend would constitute a "qualified dividend" eligible for favorable federal income tax rates under the Jobs and Growth Tax Relief Reconciliation Act of 2003. The excess of such amounts received over the portion that is taxable as a dividend would constitute a non-taxable return of capital (to the extent of the shareholder's tax basis in the Common Shares sold pursuant to the Offer). Any amounts in excess of the shareholder's tax basis would constitute taxable gain. Thus, a shareholder's tax basis in the Common Shares sold will not reduce the amount of the dividend. Any remaining tax basis in the Common Shares tendered to the Fund will be transferred to any remaining Common Shares held by such shareholder. In addition, if a tender of Common Shares is treated as a dividend to a tendering shareholder, a constructive dividend under Section 305(c) of the Code may result to a non-tendering shareholder whose proportionate interest in the earnings and assets of the Fund has been increased by such tender. The Fund believes, however, that the nature of the repurchase will be such that a tendering shareholder will qualify for sale or exchange treatment (as opposed to dividend treatment).

     16. EXTENSION OF TENDER PERIOD; TERMINATION; AMENDMENTS. The Fund reserves the right, at any time and from time to time, to extend the period of time during which the Offer is pending by making a public announcement thereof. In the event that the Fund so elects to extend the tender period, the Purchase Price for the Common Shares tendered will be determined as of 5:00 P.M. Eastern Time on the Expiration Date, as extended, and the Offer will terminate as of 12:00 Midnight Eastern Time on the Expiration Date, as extended. During any such extension, all Common Shares previously tendered and not purchased or withdrawn will remain subject to the Offer. The Fund also reserves the right, at any time and from time to time up to and including the Expiration Date, to (a) terminate the Offer and not to purchase or pay for any Common Shares or, subject to applicable law, postpone payment for Common Shares upon the occurrence of any of the conditions specified in Section 6 and (b) amend the Offer in any respect by making a public announcement thereof. Such public announcement will be issued no later than 9:00 A.M. Eastern Time on the next business day after the previously scheduled Expiration Date and will disclose the approximate number of Common Shares tendered as of that date. Without limiting the manner in which the Fund may choose to make a public announcement of extension, termination or amendment, except as provided by applicable law, the Fund shall have no obligation to publish, advertise or otherwise communicate any such public announcement, other than by making a release to the Dow Jones News Service.

     If the Fund materially changes the terms of the Offer or the information concerning the Offer, or if it waives a material condition of the Offer, the Fund will extend the Offer to the extent required by Rule 13e-4 promulgated under the Exchange Act. These rules require that the minimum period during which an offer must remain open following material changes in the terms of the offer or information concerning the offer (other than a change in price or a change in percentage of securities sought) will depend on the facts and circumstances, including the relative materiality of such terms or information. If (i) the Fund increases or decreases the price to be paid for Common Shares, or the Fund increases the number of Common Shares being sought by an amount exceeding 2% of the outstanding Common Shares, or the Fund decreases the number of Common Shares being sought, and (ii) the Offer is scheduled to expire at any time earlier than the expiration of a period ending on the tenth business day from, and including, the date that notice of such increase or decrease is first published, sent or given, the Offer will be extended at least until the expiration of such period of ten business days.

     17. MISCELLANEOUS. The Offer is not being made to, nor will the Fund accept tenders from, owners of Common Shares in any jurisdiction in which the Offer or its acceptance would not comply with the securities or Blue Sky laws of such jurisdiction. The Fund is not aware of any jurisdiction in which the making of the Offer or the tender of Common Shares would not be in compliance with the laws of such jurisdiction. However, the Fund reserves the right to exclude holders in any jurisdiction in which it is asserted that the Offer cannot lawfully be made. So long as the Fund makes a good-faith effort to comply with any state law deemed applicable to the Offer, the Fund believes that the exclusion of holders residing in such jurisdiction is permitted under Rule 13e-4(f)(9) promulgated under the Exchange Act. In any jurisdiction the securities or Blue Sky laws of which require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on the Fund's behalf by one or more registered brokers or dealers licensed under the laws of such jurisdiction.

December 19, 2003                                    VAN KAMPEN SENIOR LOAN FUND

REPORT OF INDEPENDENT AUDITORS

To the Shareholders and Board of Trustees of Van Kampen Senior Loan Fund

We have audited the accompanying statement of assets and liabilities of Van Kampen Senior Loan Fund (the "Fund"), including the portfolio of investments, as of July 31, 2003, the related statements of operations and cash flows for the year then ended, the statements of changes in net assets for the two years in the period then ended, and the financial highlights for each of the four years in the period then ended. These financial statements and financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits. The Fund's financial highlights for the periods ended prior to July 31, 2000 were audited by other auditors whose report, dated September 14, 1999, expressed an unqualified opinion on those financial highlights.

    We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of July 31, 2003, by correspondence with the Fund's custodian, brokers, and selling or agent banks; where replies were not received, we performed other auditing procedures. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Van Kampen Senior Loan Fund as of July 31, 2003, the results of its operations, cash flows, the changes in its net assets and the financial highlights for the respective stated periods, in conformity with accounting principles generally accepted in the United States of America.

DELOITTE & TOUCHE LLP
Chicago, Illinois
September 4, 2003

                BY THE NUMBERS

YOUR FUND'S INVESTMENTS

July 31, 2003
THE FOLLOWING PAGES DETAIL YOUR FUND'S PORTFOLIO OF INVESTMENTS AT THE END OF THE REPORTING PERIOD.(1)

                                          BANK LOAN
PRINCIPAL                                  RATINGS+
AMOUNT                                  --------------
(000)       BORROWER                    MOODY'S   S&P      STATED MATURITY*         VALUE
            VARIABLE RATE** SENIOR LOAN INTERESTS  88.9%
            AEROSPACE/DEFENSE  1.7%
 $ 4,560    DeCrane Aircraft Holdings,
            Inc., Term Loan............ B2        B            09/30/05         $    4,081,094
   3,554    DRS Technologies, Inc.,
            Term Loan.................. Ba3       BB-          09/30/08              3,585,583
   1,934    ILC Industries, Inc., Term
            Loan....................... NR        NR           04/11/10              1,919,458
   2,801    Integrated Defense
            Technologies, Inc., Term
            Loan....................... Ba3       BB-          03/04/08              2,797,390
  13,533    The Titan Corp., Term
            Loan....................... Ba3       BB-          06/30/09             13,569,749
   1,500    Transdigm, Inc., Term
            Loan....................... B1        B+           07/22/10              1,516,407
   4,089    Veridian Corp., Term
            Loan....................... Ba3       BB-          06/30/08              4,116,642
   4,238    Vought Aircraft Industries,
            Inc., Term Loan............ Ba3       B+     12/31/06 to 06/30/08        4,237,879
                                                                                --------------
                                                                                    35,824,202
                                                                                --------------
            AUTOMOTIVE  4.2%
   2,264    AMCAN Consolidate
            Technologies, Inc., Term
            Loan....................... NR        NR           03/28/07              2,161,948
   3,216    Citation Corp., Term
            Loan....................... NR        B            12/01/07              2,612,614
  29,161    Federal-Mogul Corp., Term
            Loan (c)................... NR        NR     10/01/03 to 02/24/05       27,744,267
   3,090    Federal-Mogul Corp.,
            Revolving Credit Agreement
            (c)........................ NR        NR           02/24/04              3,074,137
  16,742    MetoKote Corp., Term Loan.. B1        B+           11/14/05             16,480,196
   2,633    Polypore, Inc., Term
            Loan....................... Ba3       B+           12/31/07              2,653,083
  17,889    Safelite Glass Corp., Term
            Loan (a)................... NR        NR           09/30/07             17,620,787
     863    Stoneridge, Inc., Term
            Loan....................... Ba3       BB           04/30/08                862,500
   5,500    The Goodyear Tire and
            Rubber Co., Term Loan...... Ba2       BB-          03/31/06              5,472,500

 A-2                                           See Notes to Financial Statements

YOUR FUND'S INVESTMENTS

July 31, 2003

                                          BANK LOAN
PRINCIPAL                                  RATINGS+
AMOUNT                                  --------------
(000)       BORROWER                    MOODY'S   S&P      STATED MATURITY*         VALUE
            AUTOMOTIVE (CONTINUED)
 $ 7,547    ThermaSys Corp., Term
            Loan....................... NR        NR           08/25/07         $    4,475,286
   4,000    TRW Automotive, Inc., Term
            Loan....................... Ba2       BB           02/28/11              4,020,416
   2,500    United Components, Inc.,
            Term Loan.................. B1        BB-          06/30/10              2,522,395
                                                                                --------------
                                                                                    89,700,129
                                                                                --------------
            BEVERAGE, FOOD & TOBACCO  4.9%
  23,605    Aurora Foods, Inc., Term
            Loan....................... B3        CC           09/30/06             23,375,200
   4,040    B & G Foods, Inc., Term
            Loan....................... B1        B+           03/31/06              4,042,166
   9,216    Birds Eye Foods, Inc., Term
            Loan....................... NR        B+           06/30/08              9,246,789
   4,988    Burns Philp Food, Inc.,
            Term Loan.................. B1        B+           02/26/09              5,018,672
   5,258    Commonwealth Brands, Inc.,
            Term Loan.................. NR        NR           08/28/07              5,264,225
     245    Cott Beverages, Inc., Term
            Loan....................... NR        BB+          12/31/06                245,919
     913    Dean Foods Co., Term Loan.. Ba1       BB+          07/15/08                917,497
   7,636    Doane Pet Care Co., Term
            Loan....................... B1        B      12/30/05 to 12/29/06        7,653,896
   5,271    Dole Food Co., Inc., Term
            Loan....................... Ba3       BB+    03/28/08 to 09/28/08        5,316,887
   7,170    Hartz Mountain Corp., Term
            Loan....................... B1        B            12/31/07              7,174,233
   7,223    Land O' Lakes, Inc., Term
            Loan....................... B1        BB     10/10/06 to 10/10/08        7,081,829
   4,783    Mafco Worldwide Corp., Term
            Loan....................... NR        NR           03/31/06              4,734,863
     418    Meow Mix Co., Term Loan.... Ba3       BB-          01/31/08                418,544
   2,500    Merisant Co., Term Loan.... Ba3       BB-          01/11/10              2,518,750
   2,000    NBTY, Inc., Term Loan...... Ba2       BB+          07/25/09              2,022,500
   3,301    New World Pasta Co., Term
            Loan....................... B3        NR           01/28/06              2,805,704
     954    New World Pasta Co.,
            Revolving Credit
            Agreement.................. B3        NR           01/28/05                829,980
   2,895    Otis Spunkmeyer, Inc., Term
            Loan....................... B1        B+           02/20/09              2,899,469

See Notes to Financial Statements                                            A-3

YOUR FUND'S INVESTMENTS

July 31, 2003

                                          BANK LOAN
PRINCIPAL                                  RATINGS+
AMOUNT                                  --------------
(000)       BORROWER                    MOODY'S   S&P      STATED MATURITY*         VALUE
            BEVERAGE, FOOD & TOBACCO (CONTINUED)
 $ 6,993    Pinnacle Foods, Inc., Term
            Loan....................... Ba3       BB-          05/22/08         $    7,001,351
   1,088    Southern Wine & Spirits of
            America, Inc., Term Loan... NR        NR           07/02/08              1,093,788
   4,992    Swift & Co., Term Loan..... Ba2       BB           09/19/08              5,004,170
                                                                                --------------
                                                                                   104,666,432
                                                                                --------------
            BROADCASTING--CABLE  7.0%
   9,653    CC VIII Operating, LLC,
            Term Loan.................. B2        B-           02/02/08              9,094,506
  67,685    Charter Communications
            Operating, LLC, Term Loan.. B2        B      09/18/07 to 09/18/08       63,873,175
  37,637    Falcon Cable
            Communications, LP, Term
            Loan....................... B2        B            12/31/07             34,367,695
  12,432    Frontiervision Operating
            Partners, LP, Term Loan
            (c)........................ NR        NR     09/30/05 to 03/31/06       11,830,846
   2,917    Frontiervision Operating
            Partners, LP, Revolving
            Credit Agreement (c)....... NR        NR           10/31/05              2,775,837
  10,500    Insight Midwest Holdings
            LLC, Term Loan............. Ba3       BB+    06/30/09 to 12/31/09       10,511,693
   4,250    MCC Iowa, LLC, Term Loan... NR        NR           09/30/10              4,285,122
   1,489    Mediacom Illinois, LLC,
            Term Loan.................. NR        BB+          12/31/08              1,486,889
     739    Mediacom Southeast, LLC,
            Term Loan.................. Ba3       BB+          09/30/08                740,569
  11,760    Olympus Cable Holdings,
            LLC, Term Loan (c)......... NR        NR           09/30/10             10,441,410
                                                                                --------------
                                                                                   149,407,742
                                                                                --------------
            BROADCASTING--DIVERSIFIED  0.6%
     955    Comcorp Broadcasting, Inc.,
            Term Loan (g).............. NR        NR           03/31/03                947,887
   1,995    Cumulus Media, Inc., Term
            Loan....................... Ba3       B+           03/28/10              2,008,404
   6,000    DirecTV Holdings, LLC, Term
            Loan....................... NR        BB-          03/06/10              6,038,628

 A-4                                           See Notes to Financial Statements

YOUR FUND'S INVESTMENTS

July 31, 2003

                                          BANK LOAN
PRINCIPAL                                  RATINGS+
AMOUNT                                  --------------
(000)       BORROWER                    MOODY'S   S&P      STATED MATURITY*         VALUE
            BROADCASTING--DIVERSIFIED (CONTINUED)
 $   843    Nexstar Broadcasting, Inc.,
            Term Loan.................. NR        NR           12/31/10         $      846,845
   3,422    White Knight Broadcasting,
            Inc., Term Loan (g)........ NR        NR           03/31/03              3,396,816
                                                                                --------------
                                                                                    13,238,580
                                                                                --------------
            BROADCASTING--TELEVISION  0.7%
   3,080    Gray Television, Inc., Term
            Loan....................... Ba3       B+           12/31/10              3,106,950
     357    Mission Broadcasting, Inc.,
            Term Loan.................. NR        B+           12/31/10                358,318
  11,900    Quorum Broadcasting, Inc.,
            Term Loan.................. NR        NR           12/31/04             11,483,265
                                                                                --------------
                                                                                    14,948,533
                                                                                --------------
            BUILDINGS & REAL ESTATE  2.6%
   3,000    AIMCO Properties, L.P.,
            Term Loan.................. NR        NR           05/30/08              3,013,125
  13,374    Builders FirstSource, Inc.,
            Term Loan.................. NR        BB-          12/30/05             13,072,634
   5,950    CB Richard Ellis Services,
            Inc., Term Loan............ B1        B+           07/18/08              5,994,625
   8,371    Central Parking Corp., Term
            Loan....................... Ba2       BB+          03/31/10              8,361,965
   3,500    Century Maintenance &
            Supply, Inc., Term Loan.... NR        NR           05/12/10              3,552,500
   9,083    Corrections Corp. of
            America, Term Loan......... Ba3       BB-          03/31/08              9,138,191
   3,122    The Macerich Co., Term
            Loan....................... NR        NR           07/26/05              3,133,447
   5,490    Ventas, Inc., Term Loan.... NR        NR           04/17/07              5,475,814
   1,802    Ventas, Inc., Revolving
            Credit Agreement........... NR        NR           04/17/05              1,720,844
   2,500    Wackenhut Corrections
            Corp., Term Loan........... Ba3       BB-          07/09/09              2,512,500
                                                                                --------------
                                                                                    55,975,645
                                                                                --------------
            CHEMICALS, PLASTICS & RUBBER  4.8%
   9,815    CP Kelco ApS, Term Loan.... B3        B+     09/30/06 to 09/30/08        9,811,577
   6,893    GenTek, Inc., Term Loan
            (c)........................ NR        NR     04/30/05 to 10/31/07        4,542,740
   2,824    GenTek, Inc., Revolving
            Credit Agreement (c)....... NR        NR           04/30/05              1,886,493
   4,550    GEO Specialty Chemicals,
            Inc., Term Loan............ B3        CCC+         12/31/07              4,178,415

See Notes to Financial Statements                                            A-5

YOUR FUND'S INVESTMENTS

July 31, 2003

                                          BANK LOAN
PRINCIPAL                                  RATINGS+
AMOUNT                                  --------------
(000)       BORROWER                    MOODY'S   S&P      STATED MATURITY*         VALUE
            CHEMICALS, PLASTICS & RUBBER (CONTINUED)
 $38,586    Huntsman Corp., Term Loan.. B2        B+           03/31/07         $   35,655,090
  17,440    Huntsman ICI Chemicals,
            LLC, Term Loan............. B1        B+     06/30/07 to 06/30/08       17,538,926
   3,651    Jet Plastica Industries,
            Inc., Term Loan............ NR        NR           12/31/03              2,829,525
   1,000    Jet Plastica Industries,
            Inc., Revolving Credit
            Agreement.................. NR        NR           12/31/03                775,000
  10,500    Lyondell Chemical Co., Term
            Loan....................... Ba3       BB-          06/10/04              9,975,000
     856    Messer Griesheim, Term
            Loan....................... Ba2       BB     04/27/09 to 04/27/10          863,046
   5,273    Nutrasweet Acquisition
            Corp., Term Loan........... Ba3       NR     06/30/06 to 12/31/07        4,908,570
   4,000    Rockwood Specialties Group,
            Inc., Term Loan............ B1        B+           07/23/10              4,050,000
   2,943    TruSeal Technologies, Inc.,
            Term Loan.................. NR        NR           06/30/04              2,906,342
     930    West American Rubber Co.,
            LLC, Term Loan............. NR        NR           11/09/03                929,583
                                                                                --------------
                                                                                   100,850,307
                                                                                --------------
            CONSTRUCTION MATERIAL  0.5%
   5,000    Interline Brands, Inc.,
            Term Loan.................. B2        B+           11/30/09              5,018,750
     523    National Waterworks, Inc.,
            Term Loan.................. B1        BB-          11/22/09                528,220
   1,719    Therma-Tru Corp., Term
            Loan....................... Ba3       BB-          02/21/10              1,727,435
   3,750    Werner Holding Co., Inc.,
            Term Loan.................. Ba3       B+           06/11/09              3,799,999
                                                                                --------------
                                                                                    11,074,404
                                                                                --------------
            CONTAINERS, PACKAGING & GLASS  3.2%
   9,375    Crown Cork & Seal Co.,
            Inc., Term Loan............ Ba3       NR           09/15/08              9,418,950
  14,591    Dr. Pepper/Seven Up
            Bottling Group, Inc., Term
            Loan....................... NR        NR     10/07/06 to 10/07/07       14,549,662
   1,330    Fleming Packaging Corp.,
            Term Loan (b) (c).......... NR        NR           08/31/04                255,391
     176    Fleming Packaging Corp.,
            Revolving Credit Agreement
            (b) (c) (g)................ NR        NR           03/31/03                 33,844

 A-6                                           See Notes to Financial Statements

YOUR FUND'S INVESTMENTS

July 31, 2003

                                          BANK LOAN
PRINCIPAL                                  RATINGS+
AMOUNT                                  --------------
(000)       BORROWER                    MOODY'S   S&P      STATED MATURITY*         VALUE
            CONTAINERS, PACKAGING & GLASS (CONTINUED)
 $   981    Impress Metal Packaging
            Holding B.V., Term Loan.... NR        NR           12/31/06         $      978,196
     374    Jefferson Smurfit Corp.,
            Revolving Credit
            Agreement.................. NR        NR           03/31/05                363,859
   9,698    Kranson Industries, Inc.,
            Term Loan.................. NR        NR           12/31/06              9,601,508
  12,000    Owens-Illinois, Inc., Term
            Loan....................... NR        NR     04/01/07 to 04/01/08       12,038,281
   4,732    Packaging Dynamics, Term
            Loan....................... NR        NR           11/20/05              4,719,673
   2,931    Pliant Corp., Term Loan.... B2        BB-          05/31/08              2,911,133
     156    Pliant Corp., Revolving
            Credit Agreement........... B2        BB-          05/31/06                144,757
   4,542    Riverwood International
            Corp., Term Loan........... B1        B      12/31/06 to 03/31/07        4,537,277
     611    Smurfit-Stone Container
            Corp., Term Loan........... NR        NR           06/30/09                614,296
   3,607    Stone Container Corp., Term
            Loan....................... NR        NR           06/30/09              3,625,593
   2,939    Tekni-Plex, Inc., Term
            Loan....................... B1        B+           06/21/08              2,898,060
   2,211    U.S. Can Corp., Term
            Loan....................... B2        B            01/04/06              2,189,491
                                                                                --------------
                                                                                    68,879,971
                                                                                --------------
            DIVERSIFIED MANUFACTURING  2.3%
  17,462    Chart Industries, Inc.,
            Term Loan (b) (c).......... NR        NR           03/31/06             13,708,021
   2,438    EnerSys, Term Loan......... NR        NR           11/09/08              2,443,672
  13,817    Mueller Group, Inc., Term
            Loan....................... B1        B+           05/31/08             13,826,634
  16,630    Neenah Foundry Co., Term
            Loan (c)................... Caa3      D            09/30/05             16,526,212
   3,396    United Fixtures Co., Term
            Loan (a)................... NR        NR           12/31/04              2,003,446
                                                                                --------------
                                                                                    48,507,985
                                                                                --------------
            ECOLOGICAL  1.8%
  23,000    Allied Waste North America,
            Inc., Term Loan............ Ba3       BB           01/15/10             23,221,927
   6,050    Casella Waste Systems,
            Inc., Term Loan............ B1        BB-          05/11/07              6,082,519

See Notes to Financial Statements                                            A-7

YOUR FUND'S INVESTMENTS

July 31, 2003

                                          BANK LOAN
PRINCIPAL                                  RATINGS+
AMOUNT                                  --------------
(000)       BORROWER                    MOODY'S   S&P      STATED MATURITY*         VALUE
            ECOLOGICAL (CONTINUED)
 $ 4,844    Duratek, Inc., Term Loan... NR        NR           12/08/06         $    4,722,827
  20,556    Safety-Kleen Corp., Term
            Loan (b) (c)............... NR        NR     04/03/05 to 04/03/06        5,036,186
                                                                                --------------
                                                                                    39,063,459
                                                                                --------------
            ELECTRONICS  2.5%
     372    AMI Semiconductor, Inc.,
            Term Loan.................. Ba3       BB           12/26/06                370,792
   7,308    Audio Visual Services
            Corp., Term Loan........... NR        NR     03/04/04 to 03/04/06        7,003,261
   2,984    Dynamic Details, Inc., Term
            Loan....................... Caa2      NR           04/22/05              1,641,392
   4,987    Kinetics Group, Inc., Term
            Loan....................... B1        NR           02/28/06              4,376,487
   6,432    Knowles Electronics, Inc.,
            Term Loan.................. B3        CCC+         06/29/07              6,355,562
   5,785    Rayovac Corp., Term Loan... Ba3       BB-          09/30/09              5,797,050
  14,721    Semiconductor Components
            Industries, LLC, Term
            Loan....................... B3        B      08/04/06 to 08/04/07       14,626,196
  13,541    Stratus Technologies, Inc.,
            Term Loan.................. NR        NR           02/26/05             11,915,877
                                                                                --------------
                                                                                    52,086,617
                                                                                --------------
            ENTERTAINMENT & LEISURE  6.0%
   2,447    Bell Sports, Inc., Term
            Loan....................... NR        NR     12/31/05 to 03/31/07        1,847,238
   7,028    Carmike Cinemas, Inc., Term
            Loan....................... NR        NR           01/31/07              7,070,787
   1,467    Cinemark USA, Inc., Term
            Loan....................... Ba3       BB-          03/31/08              1,478,373
   2,685    Festival Fun Parks, LLC,
            Term Loan.................. NR        NR     06/30/07 to 12/31/07        2,674,290
  33,323    Fitness Holdings Worldwide,
            Inc., Term Loan............ NR        B      11/02/06 to 11/02/07       33,094,079
   1,990    Kerasotes Theatres, Inc.,
            Term Loan.................. NR        NR           12/31/08              2,004,925
  14,491    Loews Cineplex
            Entertainment Corp., Term
            Loan....................... NR        NR     03/31/07 to 02/29/08       14,462,383
  13,425    Metro-Goldwyn-Mayer, Inc.,
            Term Loan.................. NR        NR           06/30/08             13,445,983
   1,500    Mets II, LLC, Term Loan.... NR        NR           08/23/05              1,498,125

 A-8                                           See Notes to Financial Statements

YOUR FUND'S INVESTMENTS

July 31, 2003

                                          BANK LOAN
PRINCIPAL                                  RATINGS+
AMOUNT                                  --------------
(000)       BORROWER                    MOODY'S   S&P      STATED MATURITY*         VALUE
            ENTERTAINMENT & LEISURE (CONTINUED)
 $ 2,949    Panavision, Inc., Term
            Loan....................... B3        CCC          03/31/05         $    2,901,290
   9,700    Playcore Wisconsin, Inc.,
            Term Loan.................. NR        NR           07/01/07              9,308,941
   5,000    Pure Fishing, Term Loan.... NR        NR           12/31/09              4,993,750
   3,000    Regal Cinemas, Inc., Term
            Loan....................... Ba2       BB-          06/30/09              3,033,750
   2,500    Riddell Sports Group, Inc.,
            Term Loan.................. NR        NR           06/30/08              2,506,250
   6,500    Six Flags Theme Parks,
            Inc., Term Loan............ Ba2       BB-          06/30/09              6,496,614
     233    Six Flags Theme Parks,
            Inc., Revolving Credit
            Agreement.................. Ba2       BB-          06/30/08                226,333
   2,538    Sportcraft, Ltd., Term
            Loan....................... NR        NR           07/31/05              2,410,985
   1,252    Sportcraft, Ltd., Revolving
            Credit Agreement........... NR        NR           07/31/05              1,188,979
   9,200    Vivendi Universal
            Entertainment, Term Loan... Ba2       B+           06/30/08              9,258,935
   3,750    Worldspan, LP, Term Loan... B1        BB-          06/30/07              3,775,781
   4,465    Worldwide Sports &
            Recreation, Inc., Term
            Loan....................... NR        NR           12/31/06              4,278,452
                                                                                --------------
                                                                                   127,956,243
                                                                                --------------
            FARMING AND AGRICULTURE  0.1%
   2,250    Central Garden & Pet Co.,
            Term Loan.................. Ba2       BB+          05/14/09              2,264,767
                                                                                --------------

            FINANCE  1.5%
  39,320    Outsourcing Solutions, Term
            Loan (b) (c)............... Caa1      NR     12/10/05 to 06/10/06       18,207,308
   8,500    Rent-A-Center, Inc., Term
            Loan....................... Ba2       BB           05/28/09              8,567,295
   4,849    Risk Management Assurance
            Co., Term Loan............. NR        NR           12/21/06              4,845,521
                                                                                --------------
                                                                                    31,620,124
                                                                                --------------

See Notes to Financial Statements                                            A-9

YOUR FUND'S INVESTMENTS

July 31, 2003

                                          BANK LOAN
PRINCIPAL                                  RATINGS+
AMOUNT                                  --------------
(000)       BORROWER                    MOODY'S   S&P      STATED MATURITY*         VALUE
            GROCERY  0.2%
 $ 2,729    Fleming Cos., Inc., Term
            Loan (c)................... NR        NR           06/18/08         $    2,578,640
   1,569    Fleming Cos., Inc.,
            Revolving Credit Agreement
            (c)........................ NR        NR           06/18/07              1,492,892
                                                                                --------------
                                                                                     4,071,532
                                                                                --------------
            HEALTHCARE  4.2%
   1,995    Ameripath, Inc., Term
            Loan....................... B1        B+           03/27/10              2,007,469
  28,614    Community Health Systems,
            Inc., Term Loan............ NR        NR     07/16/10 to 01/16/11       28,721,006
   4,411    Genesis Health Ventures,
            Inc., Term Loan............ Ba3       B+           03/31/07              4,405,989
   8,855    InteliStaf Group, Inc.,
            Term Loan.................. NR        NR     10/31/05 to 10/31/07        8,788,632
  22,206    Kindred Healthcare, Inc.,
            Term Loan (a).............. NR        NR           04/13/08             21,983,875
  11,901    Magellan Health Services,
            Inc., Term Loan (c)........ NR        D      02/12/05 to 02/12/06       11,702,170
   7,518    Medical Staffing Network
            Holdings, Inc., Term
            Loan....................... NR        NR           10/26/06              7,485,389
   3,758    Team Health, Inc., Term
            Loan....................... Ba3       B+           10/31/08              3,717,368
                                                                                --------------
                                                                                    88,811,898
                                                                                --------------
            HEALTHCARE & BEAUTY  0.8%
   3,750    Jafra Cosmetics
            International, Inc., Term
            Loan....................... NR        B+           05/20/08              3,656,250
   1,288    Mary Kay, Inc., Term Loan.. Ba3       BB           10/03/07              1,294,186
   2,895    Prestige Brands Holdings,
            Inc., Term Loan............ NR        NR           12/30/08              2,909,475
   8,873    Revlon Consumer Products
            Corp., Term Loan........... B3        B-           05/30/05              8,650,904
                                                                                --------------
                                                                                    16,510,815
                                                                                --------------
            HOME & OFFICE FURNISHINGS, HOUSEWARES & DURABLE CONSUMER
            PRODUCTS  1.0%
   2,079    Formica Corp., Term Loan
            (c)........................ NR        NR           04/30/06              2,016,849
   7,083    General Binding Corp., Term
            Loan....................... B2        B+           01/15/08              7,061,198
   1,645    Holmes Products Corp., Term
            Loan....................... NR        B            02/05/07              1,606,234

 A-10                                          See Notes to Financial Statements

YOUR FUND'S INVESTMENTS

July 31, 2003

                                          BANK LOAN
PRINCIPAL                                  RATINGS+
AMOUNT                                  --------------
(000)       BORROWER                    MOODY'S   S&P      STATED MATURITY*         VALUE
            HOME & OFFICE FURNISHINGS, HOUSEWARES & DURABLE CONSUMER PRODUCTS
            (CONTINUED)
 $ 5,045    Imperial Home Decor Group,
            Inc., Term Loan (a) (b).... NR        NR           04/04/06         $      126,121
   3,289    National Bedding Co., Term
            Loan....................... B1        B+           08/31/08              3,302,348
   3,567    Sealy Mattress Co., Term
            Loan....................... B1        B+     12/15/04 to 12/15/06        3,553,807
   3,290    Targus Group International,
            Inc., Term Loan............ NR        NR           08/31/06              2,911,576
                                                                                --------------
                                                                                    20,578,133
                                                                                --------------
            HOTELS, MOTELS, INNS & GAMING  5.1%
  41,792    Aladdin Gaming, LLC, Term
            Loan (b) (c)............... NR        NR     02/25/05 to 02/26/08       35,092,779
   3,908    Extended Stay America,
            Inc., Term Loan............ Ba3       BB-          01/15/08              3,934,169
   2,277    Greektown Casino, LLC, Term
            Loan....................... NR        NR           09/30/04              2,283,415
  10,500    Mandalay Resort Group, Term
            Loan....................... NR        NR           08/21/06             10,493,437
   4,273    Penn National Gaming, Inc.,
            Term Loan.................. B1        B+           09/01/07              4,290,179
   7,463    Scientific Games Corp.,
            Term Loan.................. Ba3       BB-          12/31/08              7,490,484
   7,500    Thunder Valley Casino, Term
            Loan....................... NR        NR           12/01/08              7,518,750
  44,123    Wyndham International,
            Inc., Term Loan............ NR        NR     06/30/04 to 06/30/06       37,566,981
                                                                                --------------
                                                                                   108,670,194
                                                                                --------------
            INSURANCE  1.3%
   5,000    Alea Group Holdings, Term
            Loan....................... NR        BBB-         03/31/07              4,987,500
  16,275    BRW Acquisition, Inc., Term
            Loan....................... NR        NR     07/10/06 to 07/10/07       15,949,500
   4,725    Gab Robins North America,
            Inc., Term Loan............ NR        NR           12/31/05              4,488,750
   1,800    Infinity Property and
            Casualty Corp., Term Loan.. Baa3      BBB          06/30/10              1,814,625
                                                                                --------------
                                                                                    27,240,375
                                                                                --------------

See Notes to Financial Statements                                           A-11

YOUR FUND'S INVESTMENTS

July 31, 2003

                                          BANK LOAN
PRINCIPAL                                  RATINGS+
AMOUNT                                  --------------
(000)       BORROWER                    MOODY'S   S&P      STATED MATURITY*         VALUE
            MACHINERY  1.4%
 $ 4,482    Alliance Laundry Holdings,
            LLC, Term Loan............. B1        B            08/02/07         $    4,462,257
     139    Alliance Laundry Holdings,
            LLC, Revolving Credit
            Agreement.................. B1        B            06/02/05                135,417
   8,690    Ashtead Group, PLC, Term
            Loan....................... NR        NR           06/01/07              6,669,816
   2,136    Flowserve Corp., Term
            Loan....................... Ba3       BB-          06/30/09              2,148,164
  13,717    Gleason Corp., Term Loan... NR        NR     02/18/06 to 02/18/08       13,658,311
   2,214    SWT Finance, BV, Term
            Loan....................... NR        NR           09/30/05              1,715,992
                                                                                --------------
                                                                                    28,789,957
                                                                                --------------
            MEDICAL PRODUCTS & SERVICES  4.3%
   4,556    Alaris Medical Systems,
            Inc., Term Loan............ B1        BB           06/30/09              4,604,531
   5,061    Alliance Imaging, Inc.,
            Term Loan.................. B1        B+           06/10/08              4,945,066
   2,000    Conmed Corp., Term Loan.... Ba3       BB-          12/15/09              2,021,250
  15,340    Dade Behring, Inc., Term
            Loan....................... B1        B+           10/03/08             15,550,532
  11,290    DaVita, Inc., Term Loan.... Ba3       BB-    03/31/07 to 03/31/09       11,319,123
   3,950    Fisher Scientific
            International, Inc., Term
            Loan....................... Ba3       BB+          03/31/10              3,973,801
  15,794    Fresenius Medical Care
            Holding, Inc., Term Loan... Ba1       BB+          02/21/10             15,922,074
   2,358    InSight Health, Term Loan.. NR        B+           10/17/08              2,368,205
   7,926    Kinetic Concepts, Inc.,
            Term Loan.................. Ba3       BB-    12/31/04 to 12/31/05        7,924,214
   8,995    Mediq/PRN Life Support
            Services, Inc., Term
            Loan....................... NR        NR           06/13/05              7,825,374
   8,758    National Nephrology
            Associates, Inc., Term
            Loan....................... B1        B+           12/31/05              8,703,134
   1,605    Rotech Healthcare, Inc.,
            Term Loan.................. Ba2       BB           03/31/08              1,606,572
   4,000    Symmetry Medical, Inc.,
            Term Loan.................. NR        NR     06/30/08 to 06/30/09        4,002,092
                                                                                --------------
                                                                                    90,765,968
                                                                                --------------

 A-12                                          See Notes to Financial Statements

YOUR FUND'S INVESTMENTS

July 31, 2003

                                          BANK LOAN
PRINCIPAL                                  RATINGS+
AMOUNT                                  --------------
(000)       BORROWER                    MOODY'S   S&P      STATED MATURITY*         VALUE
            MINING, STEEL, IRON & NON-PRECIOUS METALS  2.8%
 $14,621    Carmeuse Lime, Inc., Term
            Loan....................... NR        NR           03/31/06         $   11,696,844
   7,348    CII Carbon, LLC, Term
            Loan....................... NR        NR           06/25/08              6,540,093
   1,915    Fairmount Minerals, Ltd.,
            Term Loan.................. NR        NR           03/13/09              1,919,852
  56,070    Ispat Inland, Term Loan.... Caa1      B-     07/16/05 to 07/16/06       38,828,464
   1,197    Peabody Energy Corp., Term
            Loan....................... Ba1       BB+          03/21/10              1,208,970
                                                                                --------------
                                                                                    60,194,223
                                                                                --------------
            NATURAL RESOURCES  1.5%
   1,250    CITGO Petroleum Corp., Term
            Loan....................... Ba2       BB+          02/27/06              1,290,625
   7,500    El Paso Coastal, Term
            Loan....................... NR        NR           12/31/06              7,485,937
   1,250    El Paso Coastal, Revolving
            Credit Agreement........... NR        NR           12/31/06              1,237,305
  20,000    Ocean Rig ASA--(Norway),
            Term Loan.................. NR        NR           06/01/08             16,800,000
   5,186    Tesoro Petroleum Corp.,
            Term Loan.................. Ba3       BB           04/17/07              5,231,243
     700    U.S. Synthetic Corp., Term
            Loan....................... NR        NR           05/31/05                672,000
                                                                                --------------
                                                                                    32,717,110
                                                                                --------------
            NON-DURABLE CONSUMER PRODUCTS  0.4%
   1,903    Aero Products
            International, Inc., Term
            Loan....................... NR        NR           12/19/08              1,879,722
     782    American Safety Razor Co.,
            Term Loan.................. B2        B-           01/31/05                766,803
   2,985    Amscan Holdings, Inc., Term
            Loan....................... B1        BB-          06/15/07              2,999,925
   2,000    The Boyds Collection, Ltd.,
            Term Loan.................. Ba3       B+           04/21/05              1,959,556
                                                                                --------------
                                                                                     7,606,006
                                                                                --------------
            PAPER & FOREST PRODUCTS  0.3%
   2,448    Bear Island Paper Co., LLC,
            Term Loan.................. B3        B-           12/31/05              2,436,239
   3,910    Port Townsend Paper Corp.,
            Term Loan.................. NR        NR           03/16/07              3,636,300
                                                                                --------------
                                                                                     6,072,539
                                                                                --------------

See Notes to Financial Statements                                           A-13

YOUR FUND'S INVESTMENTS

July 31, 2003

                                          BANK LOAN
PRINCIPAL                                  RATINGS+
AMOUNT                                  --------------
(000)       BORROWER                    MOODY'S   S&P      STATED MATURITY*         VALUE
            PERSONAL & MISCELLANEOUS SERVICES  1.1%
 $ 2,545    Aspen Marketing Group, Term
            Loan....................... NR        NR           09/30/04         $    1,145,155
   7,775    Aspen Marketing Group,
            Revolving Credit
            Agreement.................. NR        NR           09/30/04              3,498,954
   3,642    Encompass Service Corp.,
            Term Loan (b) (c).......... NR        NR     02/22/06 to 05/10/07          482,558
   2,000    Global Imaging Systems,
            Inc., Term Loan............ Ba3       BB-          06/25/09              2,025,000
   1,925    infoUSA, Inc., Term Loan... Ba3       NR           04/30/07              1,922,594
   4,950    Katun Corp., Term Loan..... NR        B+           06/30/09              4,934,531
   1,695    Stewart Enterprises, Inc.,
            Term Loan.................. Ba3       BB           01/31/06              1,703,586
   8,086    The Relizon Co., Term
            Loan....................... NR        NR     09/30/06 to 12/31/07        7,951,991
                                                                                --------------
                                                                                    23,664,369
                                                                                --------------
            PHARMACEUTICALS  0.7%
     848    Alpharma, Inc., Term Loan.. B2        BB-          10/05/07                842,577
   3,426    Caremark Rx, Inc., Term
            Loan....................... Ba2       BBB-         03/31/06              3,433,898
  10,247    MedPointe, Inc., Term
            Loan....................... B1        B      09/30/07 to 09/30/08        9,644,331
                                                                                --------------
                                                                                    13,920,806
                                                                                --------------
            PRINTING & PUBLISHING  6.1%
   4,962    21st Century Newspapers,
            Term Loan.................. NR        NR           08/27/08              4,961,538
   1,487    Adams Outdoor Advertising
            LP, Term Loan.............. B1        B+           02/08/08              1,494,395
   8,396    Advanstar Communications,
            Inc., Term Loan............ NR        B      04/11/07 to 10/11/07        8,297,425
   8,245    American Reprographics Co.,
            Term Loan.................. NR        NR           04/10/08              8,072,007
   3,919    Check Printers, Inc., Term
            Loan....................... NR        NR           06/30/05              3,914,325
  13,014    CommerceConnect Media,
            Inc., Term Loan............ NR        NR           12/31/07             12,493,670
   2,010    Daily News, LP, Term Loan.. NR        NR           03/19/08              1,927,427
   5,119    F&W Publications, Inc.,
            Term Loan.................. NR        NR           12/31/09              5,118,668

 A-14                                          See Notes to Financial Statements

YOUR FUND'S INVESTMENTS

July 31, 2003

                                          BANK LOAN
PRINCIPAL                                  RATINGS+
AMOUNT                                  --------------
(000)       BORROWER                    MOODY'S   S&P      STATED MATURITY*         VALUE
            PRINTING & PUBLISHING (CONTINUED)
 $ 5,082    Haights Cross
            Communications, LLC, Term
            Loan....................... B2        B+           12/10/06         $    4,925,455
  10,785    Journal Register Co., Term
            Loan....................... Ba1       BB+          09/29/06             10,704,417
   4,800    Lamar Media Corp., Term
            Loan....................... Ba2       BB-          06/30/10              4,820,002
   1,388    Liberty Group Operating,
            Inc., Term Loan............ B1        B            03/31/07              1,386,388
   5,167    Merrill Communications,
            LLC, Term Loan............. B3        B      11/23/05 to 11/23/07        5,064,027
   2,500    Moore Corp., Ltd, Term
            Loan....................... B2        BB+          03/15/10              2,508,203
  10,000    Morris Communications
            Corp., Term Loan........... NR        BB           09/30/09             10,031,250
   3,435    Network Communications,
            Inc., Term Loan............ NR        NR           06/27/08              3,443,380
  10,031    Primedia, Inc., Term
            Loan....................... NR        B      06/30/08 to 06/30/09        9,735,865
   5,833    R.H. Donnelley, Inc., Term
            Loan....................... Ba3       BB     12/31/08 to 06/30/10        5,941,413
   5,757    The Reader's Digest
            Association, Inc., Term
            Loan....................... Ba1       BB+          05/21/07              5,691,784
   5,684    Vutek, Inc., Term Loan..... B1        NR           07/31/07              5,513,182
   9,500    Xerox Corp., Term Loan..... NR        BB-          09/30/08              9,428,750
   4,793    Ziff-Davis Media, Inc.,
            Term Loan.................. NR        CCC          03/31/07              4,290,081
                                                                                --------------
                                                                                   129,763,652
                                                                                --------------
            RESTAURANTS & FOOD SERVICE  0.2%
   1,632    Carvel Corp., Term Loan.... NR        NR           12/31/06              1,615,841
   2,672    Papa Ginos, Inc., Term
            Loan....................... NR        NR           08/31/07              2,665,237
                                                                                --------------
                                                                                     4,281,078
                                                                                --------------
            RETAIL--OIL & GAS  0.6%
   4,458    Barjan Products, LLC, Term
            Loan....................... NR        NR           05/31/06              2,228,944
   9,421    The Pantry, Inc., Term
            Loan....................... B1        B-           03/31/07              9,502,856
                                                                                --------------
                                                                                    11,731,800
                                                                                --------------

See Notes to Financial Statements                                           A-15

YOUR FUND'S INVESTMENTS

July 31, 2003

                                          BANK LOAN
PRINCIPAL                                  RATINGS+
AMOUNT                                  --------------
(000)       BORROWER                    MOODY'S   S&P      STATED MATURITY*         VALUE
            RETAIL--SPECIALTY  0.5%
 $ 1,049    American Blind & Wallpaper
            Factory, Inc., Term Loan
            (a)........................ NR        NR           12/31/05         $    1,048,652
   3,209    DRL Acquisition, Inc., Term
            Loan....................... NR        NR           04/30/09              3,197,340
   1,739    Home Interiors & Gifts,
            Inc., Term Loan............ B2        B+           12/31/06              1,722,951
   5,113    Nebraska Book Co., Inc.,
            Term Loan.................. Ba3       B+           03/31/06              5,125,493
                                                                                --------------
                                                                                    11,094,436
                                                                                --------------
            RETAIL--STORES  2.1%
   4,198    Advance Stores Co., Inc.,
            Term Loan.................. Ba3       BB-          11/30/07              4,221,509
   5,350    CSK Auto, Inc., Term Loan.. Ba3       BB-          02/15/06              5,403,500
   6,481    Murray's Discount Auto
            Stores, Inc., Term Loan.... NR        NR           08/15/03              6,474,333
     410    Murray's Discount Auto
            Stores, Inc., Revolving
            Credit Agreement........... NR        NR           08/15/03                409,567
  28,000    Rite Aid Corp., Term
            Loan....................... B1        BB           04/30/08             28,231,000
                                                                                --------------
                                                                                    44,739,909
                                                                                --------------
            TELECOMMUNICATIONS--LOCAL EXCHANGE CARRIERS  1.1%
   6,170    Alaska Communications
            Systems Holdings, Inc.,
            Term Loan.................. B1        BB-    11/14/07 to 05/14/08        6,165,007
   3,143    Cincinnati Bell, Inc., Term
            Loan....................... B1        B+     11/09/04 to 06/29/07        3,170,973
   2,000    FairPoint Communications,
            Inc., Term Loan............ B1        BB-          03/31/07              2,007,500
   7,406    NATG Holdings, LLC, Term
            Loan (a)................... NR        NR     01/23/09 to 01/23/10        1,919,327
   4,331    NATG Holdings, LLC,
            Revolving Credit Agreement
            (a)........................ NR        NR           01/23/05              2,490,270
   5,381    Qwest Corp., Term Loan..... Ba3       B-           06/30/07              5,425,345
   7,500    WCI Capital Corp., Term
            Loan (b) (c)............... NR        NR           09/30/07                  9,375
   2,158    WCI Capital Corp.,
            Revolving Credit Agreement
            (b) (c) (g)................ NR        NR           12/31/02              1,035,884
                                                                                --------------
                                                                                    22,223,681
                                                                                --------------

 A-16                                          See Notes to Financial Statements

YOUR FUND'S INVESTMENTS

July 31, 2003

                                          BANK LOAN
PRINCIPAL                                  RATINGS+
AMOUNT                                  --------------
(000)       BORROWER                    MOODY'S   S&P      STATED MATURITY*         VALUE
            TELECOMMUNICATIONS--LONG DISTANCE  0.1%
 $29,946    Pacific Crossing, Ltd.,
            Term Loan (b) (c).......... NR        NR           07/28/06         $    2,096,223
                                                                                --------------

            TELECOMMUNICATIONS-WIRELESS  5.5%
   9,124    American Cellular Corp.,
            Term Loan.................. B3        CC     03/31/08 to 03/31/09        9,044,255
     269    American Cellular Corp.,
            Revolving Credit
            Agreement.................. B3        CC           03/31/07                268,218
  25,338    BCP SP Ltd., Term Loan (g)
            (j)........................ NR        NR     03/31/02 to 03/31/05        8,543,218
   2,246    Centennial Cellular, Corp.,
            Term Loan.................. B3        B            11/30/06              2,176,482
   4,409    Centennial Puerto Rico
            Operations Corp., Term
            Loan....................... NR        B      05/31/07 to 11/30/07        4,287,380
   8,000    Cricket Communications,
            Inc., Term Loan (b) (c).... NR        NR           06/30/07              3,100,000
   1,773    Crown Castle International
            Corp., Term Loan........... Ba3       B-           03/15/08              1,778,084
   7,280    Dobson Operating Co., Term
            Loan....................... Ba3       B-           03/31/08              7,100,442
  24,475    Nextel Finance Co., Term
            Loan....................... Ba2       BB     12/31/07 to 12/31/08       24,300,660
  12,439    Nextel Partners, Inc., Term
            Loan....................... B1        B-     01/29/08 to 07/29/08       12,391,894
  17,624    Rural Cellular Corp., Term
            Loan....................... B2        B-     10/03/08 to 04/03/09       17,366,109
   4,076    Spectrasite Communications,
            Inc., Term Loan............ B1        B+           12/31/07              4,117,659
  18,589    Sygnet Wireless, Inc., Term
            Loan....................... NR        NR     12/23/06 to 12/23/07       18,222,312
   1,043    TSI Telecommunication
            Services, Inc., Term
            Loan....................... Ba3       B+           12/31/06              1,044,640
   2,034    Western Wireless Corp.,
            Term Loan.................. B3        B-           09/30/08              2,003,934
                                                                                --------------
                                                                                   115,745,287
                                                                                --------------
            TRANSPORTATION--CARGO  1.6%
   7,912    American Commercial Lines,
            LLC, Term Loan (c)......... NR        NR     07/31/04 to 06/30/07        6,663,304
  14,612    Atlas Freighter Leasing,
            Inc., Term Loan............ Caa3      NR     04/25/05 to 04/25/06        8,858,659

See Notes to Financial Statements                                           A-17

YOUR FUND'S INVESTMENTS

July 31, 2003

                                          BANK LOAN
PRINCIPAL                                  RATINGS+
AMOUNT                                  --------------
(000)       BORROWER                    MOODY'S   S&P      STATED MATURITY*         VALUE
            TRANSPORTATION--CARGO (CONTINUED)
 $ 4,872    Comcar Industries, Inc.,
            Term Loan.................. NR        NR           09/30/04         $    4,092,781
   3,763    Havco Wood Products, Inc.,
            Term Loan (j).............. NR        NR           06/30/06              2,351,697
   2,652    Ingram Industries, Inc.,
            Term Loan.................. NR        NR           07/02/08              2,625,859
   7,118    Pacer International, Inc.,
            Term Loan.................. B1        BB-          06/10/10              7,179,927
   1,196    Roadway Corp., Term Loan... Baa3      BBB          11/30/06              1,191,424
   1,305    United States Shipping,
            LLC, Term Loan............. Ba2       BB           09/12/08              1,309,096
                                                                                --------------
                                                                                    34,272,747
                                                                                --------------
            TRANSPORTATION--PERSONAL  0.9%
   5,996    IAP Newsub, Inc., Term Loan
            (b)........................ NR        NR           05/29/05                929,438
     900    IAP Newsub, Inc., Revolving
            Credit Agreement (b)....... NR        NR           05/29/05                139,476
   9,900    Laidlaw Investments Ltd.,
            Term Loan.................. Ba3       BB+          06/19/09              9,974,250
   7,063    Motor Coach Industries,
            Inc., Term Loan............ B2        B            06/16/05              5,950,256
   1,905    Transcore Holdings, Inc.,
            Term Loan.................. NR        NR           10/01/06              1,912,112
                                                                                --------------
                                                                                    18,905,532
                                                                                --------------
            TRANSPORTATION-RAIL MANUFACTURING  0.1%
   2,423    Helm, Inc., Term Loan...... NR        NR           10/18/06              2,259,706
   1,998    RailWorks Corp., Term
            Loan....................... NR        NR           11/13/04                749,216
                                                                                --------------
                                                                                     3,008,922
                                                                                --------------
            UTILITIES 0.6%
     750    Alleghany Energy, Inc.,
            Term Loan.................. B2        B            09/30/04                750,375
     853    Aquila, Inc., Term Loan.... B2        B+           05/15/06                859,573
      27    CMS Energy Corp., Term
            Loan....................... B2        B            09/30/04                 27,044
     950    Consumers Energy Co., Term
            Loan....................... Baa3      NR           07/11/04                956,531
   2,471    Pike Electric, Inc., Term
            Loan....................... NR        NR           04/18/10              2,488,347
   3,125    Southern California Edison
            Co., Term Loan............. Ba2       NR           03/01/05              3,137,697

 A-18                                          See Notes to Financial Statements

YOUR FUND'S INVESTMENTS

July 31, 2003

                                          BANK LOAN
PRINCIPAL                                  RATINGS+
AMOUNT                                  --------------
(000)       BORROWER                    MOODY'S   S&P      STATED MATURITY*         VALUE
            UTILITIES (CONTINUED)
 $   441    TNP Enterprises, Inc., Term
            Loan....................... Ba2       BB+          03/30/06         $      435,117
   4,213    Westar Energy, Inc., Term
            Loan....................... NR        NR           06/05/05              4,233,951
      10    Westar Energy, Inc.,
            Revolving Credit
            Agreement.................. NR        NR           06/05/05                  9,375
                                                                                --------------
                                                                                    12,898,010
                                                                                --------------

TOTAL VARIABLE RATE** SENIOR LOAN INTERESTS  88.9%...........................    1,886,440,342
                                                                                --------------

DESCRIPTION                                                                         VALUE

NOTES  2.1%
Alderwoods Group, Inc. ($1,877,300 par, 11.00% to 12.25% coupon, maturing
  01/02/07 to 01/02/09)......................................................        1,971,473
American Home Patient, Inc. ($814,858 par, 6.79% to 8.57% coupon, maturing
  07/01/09)..................................................................          554,104
Commonwealth Brands, Inc. ($1,500,000 par, 8.74% coupon, maturing 04/15/08)
  (h)........................................................................        1,537,500
Dade Behring, Inc. ($5,244,700 par, 11.91% coupon, maturing 10/03/10)........        5,506,935
Genesis Health Ventures, Inc. ($12,837,827 par, 6.11% coupon, maturing
  04/02/07) (h)..............................................................       12,837,827
PCI Chemicals Canada, Inc. ($3,128,801 par, 10.00% coupon, maturing
  12/31/08)..................................................................        2,706,413
Pioneer Cos., Inc. ($1,515,821 par, 4.60% coupon, maturing 12/31/06) (h).....        1,296,027
Premcor Refining Group, Inc. ($8,500,000 par, 4.34% coupon, maturing
  02/11/06) (h)..............................................................        8,574,375
Satelites Mexicanos ($10,320,000 par, 5.61% coupon, maturing 06/30/04), 144A
  Private Placement (f) (h)..................................................        9,133,200
                                                                                --------------
                                                                                    44,117,854
                                                                                --------------
EQUITIES  6.6%
Alderwoods Group, Inc. (89,681 common shares) (e)............................          608,844
American Home Patient, Inc. (Warrants for 10,147 common shares) (e)..........                0
Aspen Marketing (166,871 common shares) (e)..................................                0
Audio Visual Services Corp. (137,193 common shares) (d) (e)..................        1,440,526
Best Products Co., Inc. (297,480 common shares) (e)..........................                0
Chart Industries, Inc. (Warrants for 169,199 common shares) (e)..............                0
Dade Behring Holdings, Inc. (486,689 common shares) (e)......................       12,001,751
DecorateToday.com (198,600 common shares) (a) (d) (e)........................        2,125,020
Genesis Health Ventures, Inc. (1,568,796 common shares) (e)..................       33,336,915
Genesis Health Ventures, Inc. (19,700 preferred shares) (d) (j)..............        2,043,875

See Notes to Financial Statements                                           A-19

YOUR FUND'S INVESTMENTS

July 31, 2003

DESCRIPTION                                                                         VALUE
EQUITIES (CONTINUED)
Havco Wood Products, Inc. (30 common shares) (d) (e).........................   $            0
Holmes Group, Inc. (Warrants for 11,447 common shares) (e)...................                0
Imperial Home Decor Group, Inc. (1,816,143 common shares) (a) (d) (e)........                0
Imperial Home Decor Realty, Inc. (1,846,143 common shares) (a) (d) (e).......                0
Kindred Healthcare, Inc. (1,033,585 common shares) (a) (e)...................       24,764,697
London Fog Industries, Inc. (515,922 common shares) (a) (d) (e)..............        8,848,062
Mediq/PRN Life Support Services, Inc. (22,626 preferred shares) (d) (e)......                0
Murray's Discount Auto Stores, Inc. (Warrants for 290 common shares) (d)
  (e)........................................................................        1,485,680
Orius Corp. (1,211,236 common shares) (a) (d) (e)............................                0
Pioneer Cos., Inc. (251,854 common shares) (e)...............................          805,933
RailWorks Corp. (223 preferred shares) (d) (e)...............................                0
RailWorks Corp. (Warrants for 3,935 common shares) (d) (e)...................                0
Rotech Healthcare, Inc. (930,691 common shares) (e)..........................       22,103,911
Rotech Medical Corp. (94,289 common shares) (d) (e)..........................                0
Safelite Glass Corp. (724,479 common shares) (a) (d) (e).....................        8,266,305
Safelite Realty (48,903 common shares) (a) (d) (e)...........................                0
Stellex (33,390 common shares) (d) (e).......................................          122,207
Teligent, Inc. (400 common shares) (d) (e)...................................                0
Tembec, Inc. (140,409 common shares) (e).....................................          727,319
Trans World Entertainment Corp. (3,789,962 common shares) (a) (e)............       22,550,274
United Fixtures Holdings, Inc. (196,020 common shares) (a) (d) (e)...........                0
United Fixtures Holdings, Inc. (53,810 preferred shares) (a) (d) (e).........                0
West American Rubber Co., LLC (11.39% ownership interest) (d) (e)............                0
                                                                                --------------
TOTAL EQUITIES  6.6%.........................................................      141,231,319
                                                                                --------------
TOTAL LONG-TERM INVESTMENTS  97.6%
  (Cost $2,338,486,814)......................................................    2,071,789,515
                                                                                --------------

SHORT TERM INVESTMENTS  4.4%

REPURCHASE AGREEMENT  4.3%
State Street Bank & Trust Corp. ($90,800,000 par collateralized by U.S.
  Government Obligations in a pooled cash account, 0.95% coupon, dated
  07/31/03, to be sold on 08/01/03 at $90,802,396) (i).......................       90,800,000
                                                                                --------------

 A-20                                          See Notes to Financial Statements

YOUR FUND'S INVESTMENTS

July 31, 2003

DESCRIPTION                                                                         VALUE
TIME DEPOSIT  0.1%
State Street Bank & Trust Corp. ($2,132,356 par collateralized by U.S.
  Government Obligations in a pooled cash account, 0.15% coupon, dated
  07/31/03, to be sold on 08/01/03 at $2,132,364) (i)........................   $    2,132,356
                                                                                --------------

TOTAL SHORT-TERM INVESTMENTS  4.4%
  (Cost $92,932,356).........................................................       92,932,356
                                                                                --------------

TOTAL INVESTMENTS  102.0%
  (Cost $2,431,419,170)......................................................    2,164,721,871
LIABILITIES IN EXCESS OF OTHER ASSETS  (2.0)%................................      (42,561,964)
                                                                                --------------

NET ASSETS  100.0%...........................................................   $2,122,159,907
                                                                                ==============

See Notes to Financial Statements                                           A-21

YOUR FUND'S INVESTMENTS

July 31, 2003

NR--Not rated

+ Bank Loans rated below Baa by Moody's Investor Service, Inc. or BBB by Standard & Poor's Group are considered to be below investment grade. (Bank loan ratings are unaudited.)

(1) Industry percentages are calculated as a percentage of net assets.

(a) Affiliated company. See Notes to Financial Statements

(b) This Senior Loan interest is non-income producing.

(c) This borrower has filed for protection in federal bankruptcy court.

(d) Restricted security.

(e) Non-income producing security as this stock currently does not declare dividends.

(f) 144A Securities are those which are exempt from registration under Rule 144A of the Securities Act of 1933, as amended. These securities may only be resold in transactions exempt from registration which are normally transactions with qualified institutional buyers.

(g) This borrower is in the process of restructuring or amending the terms of this loan.

(h) Variable rate security. Interest rate shown is that in effect at July 31, 2003.

(i) A portion of this security is designated in connection with unfunded loan commitments.

(j) Payment-in-kind security.

* Senior Loans in the Fund's portfolio generally are subject to mandatory and/or optional prepayment. Because of these mandatory prepayment conditions and because there may be significant economic incentives for a Borrower to prepay, prepayments of Senior Loans in the Fund's portfolio may occur. As a result, the actual remaining maturity of Senior Loans held in the Fund's portfolio may be substantially less than the stated maturities shown. Although the Fund is unable to accurately estimate the actual remaining maturity of individual Senior Loans, the Fund estimates that the actual average maturity of the Senior Loans held in its portfolio will be approximately 18-24 months.

** Senior Loans in which the Fund invests generally pay interest at rates which are periodically redetermined by reference to a base lending rate plus a premium. These base lending rates are generally (i) the lending rate offered by one or more major European banks, such as the London Inter-Bank Offered Rate ("LIBOR"), (ii) the prime rate offered by one or more major United States banks or (iii) the certificate of deposit rate. Senior Loans are generally considered to be restricted in that the Fund ordinarily is contractually obligated to receive approval from the Agent Bank and/or Borrower prior to the disposition of a Senior Loan.

 A-22                                          See Notes to Financial Statements

FINANCIAL STATEMENTS
Statement of Assets and Liabilities
July 31, 2003

ASSETS:
Total Investments (Cost $2,431,419,170).....................  $ 2,164,721,871
Receivables:
  Investments Sold..........................................       21,778,473
  Interest and Fees.........................................        8,165,835
  Fund Shares Sold..........................................        1,441,080
Other.......................................................           30,530
                                                              ---------------
    Total Assets............................................    2,196,137,789
                                                              ---------------
LIABILITIES:
Payables:
  Investments Purchased.....................................       67,255,749
  Investment Advisory Fee...................................        1,778,730
  Income Distributions......................................        1,152,100
  Distributor and Affiliates................................          549,457
  Administrative Fee........................................          468,087
  Custodian Bank............................................          242,280
  Fund Shares Repurchased...................................          160,355
Accrued Expenses............................................        1,485,822
Trustees' Deferred Compensation and Retirement Plans........          885,302
                                                              ---------------
    Total Liabilities.......................................       73,977,882
                                                              ---------------
NET ASSETS..................................................  $ 2,122,159,907
                                                              ===============
NET ASSETS CONSIST OF:
Capital.....................................................  $ 3,407,661,893
Accumulated Undistributed Net Investment Income.............       (8,537,236)
Net Unrealized Depreciation.................................     (266,697,299)
Accumulated Net Realized Loss...............................   (1,010,267,451)
                                                              ---------------
NET ASSETS..................................................  $ 2,122,159,907
                                                              ===============
NET ASSET VALUE PER COMMON SHARE:
  Class B Shares:
    Net asset value and offering price per share (Based on
    net assets of $1,876,097,431 and 226,254,943 shares of
    beneficial interest issued and outstanding).............  $          8.29
                                                              ===============
  Class C Shares:
    Net asset value and offering price per share (Based on
    net assets of $246,062,476 and 29,686,398 shares of
    beneficial interest issued and outstanding).............  $          8.29
                                                              ===============

See Notes to Financial Statements                                           A-23

Statement of Operations
For the Year Ended July 31, 2003

INVESTMENT INCOME:
Interest....................................................  $ 118,478,312
Dividends...................................................        465,709
Other.......................................................      5,785,405
                                                              -------------
    Total Income............................................    124,729,426
                                                              -------------
EXPENSES:
Investment Advisory Fee.....................................     20,652,618
Administrative Fee..........................................      5,434,899
Shareholder Services........................................      2,586,458
Legal.......................................................      1,805,592
Custody.....................................................        658,498
Trustees' Fees and Related Expenses.........................        183,546
Service Fees--Class C.......................................         47,460
Other.......................................................      1,994,093
                                                              -------------
    Total Operating Expenses................................     33,363,164
    Less Credits Earned on Cash Balances....................        101,748
                                                              -------------
    Net Operating Expenses..................................     33,261,416
                                                              -------------
    Interest Expense........................................         57,912
                                                              -------------
    Total Expenses..........................................     33,319,328
                                                              -------------
NET INVESTMENT INCOME.......................................  $  91,410,098
                                                              =============
REALIZED AND UNREALIZED GAIN/LOSS:
Net Realized Loss...........................................  $(180,662,448)
                                                              -------------
Net Unrealized Appreciation During the Period...............    202,756,414
                                                              -------------
NET REALIZED AND UNREALIZED LOSS............................  $  22,093,966
                                                              =============
NET INCREASE IN NET ASSETS FROM OPERATIONS..................  $ 113,504,064
                                                              =============

 A-24                                          See Notes to Financial Statements

Statements of Changes in Net Assets

                                                            YEAR ENDED        YEAR ENDED
                                                          JULY 31, 2003      JULY 31, 2002
                                                          ---------------------------------
FROM INVESTMENT ACTIVITIES:
Operations:
Net Investment Income...................................  $   91,410,098    $   161,678,241
Net Realized Loss.......................................    (180,662,448)      (178,082,248)
Net Unrealized Appreciation/Depreciation During the
  Period................................................     202,756,414        (34,932,297)
                                                          --------------    ---------------
Change in Net Assets from Operations....................     113,504,064        (51,336,304)
                                                          --------------    ---------------

Distributions from Net Investment Income:
  Class B Shares........................................     (79,942,206)      (151,858,532)
  Class C Shares........................................      (1,067,561)               -0-
                                                          --------------    ---------------
                                                             (81,009,767)      (151,858,532)
                                                          --------------    ---------------

Return of Capital Distribution:
  Class B Shares........................................      (7,501,943)               -0-
  Class C Shares........................................             -0-                -0-
                                                          --------------    ---------------
                                                              (7,501,943)               -0-
                                                          --------------    ---------------
Total Distributions.....................................     (88,511,710)      (151,858,532)
                                                          --------------    ---------------

NET CHANGE IN NET ASSETS FROM INVESTMENT ACTIVITIES.....      24,992,354       (203,194,836)
                                                          --------------    ---------------

FROM CAPITAL TRANSACTIONS:
Proceeds from Shares Sold...............................     267,313,569         28,378,816
Net Asset Value of Shares Issued Through Dividend
  Reinvestment..........................................      44,870,091         73,318,476
Cost of Shares Repurchased..............................    (773,706,504)    (1,329,486,630)
                                                          --------------    ---------------
NET CHANGE IN NET ASSETS FROM CAPITAL TRANSACTIONS......    (461,522,844)    (1,227,789,338)
                                                          --------------    ---------------
TOTAL DECREASE IN NET ASSETS............................    (436,530,490)    (1,430,984,174)
NET ASSETS:
Beginning of the Period.................................   2,558,690,397      3,989,674,571
                                                          --------------    ---------------
End of the Period (Including accumulated undistributed
  net investment income of $(8,537,236) and $3,552,247,
  respectively).........................................  $2,122,159,907    $ 2,558,690,397
                                                          ==============    ===============

See Notes to Financial Statements                                           A-25

Statement of Cash Flows
For the Year Ended July 31, 2003

CHANGE IN NET ASSETS FROM OPERATIONS........................  $ 113,504,064
                                                              -------------
Adjustments to Reconcile the Change in Net Assets from
  Operations to Net Cash provided by Operating Activities:
  Decrease in Investments at Value..........................    388,505,003
  Decrease in Interest and Fees Receivables.................      2,730,313
  Decrease in Receivable for Investments Sold...............     19,230,801
  Decrease in Other Assets..................................         90,818
  Decrease in Investment Advisory Fee Payable...............       (402,987)
  Decrease in Administrative Fee Payable....................       (106,049)
  Decrease in Distributor and Affiliates Payable............       (127,214)
  Increase in Payable for Investments Purchased.............     28,359,189
  Decrease in Accrued Expenses..............................       (291,415)
  Increase in Trustees' Deferred Compensation and Retirement
    Plans...................................................        216,616
                                                              -------------
    Total Adjustments.......................................    438,205,075
                                                              -------------

NET CASH PROVIDED BY OPERATING ACTIVITIES...................    551,709,139
                                                              -------------

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from Shares Sold...................................    266,009,003
Change in Intra-day Credit Line with Custodian Bank.........        238,474
Payments on Shares Repurchased..............................   (773,590,111)
Cash Dividends Paid.........................................    (44,366,505)
                                                              -------------
    Net Cash Used for Financing Activities..................   (551,709,139)
                                                              -------------
NET INCREASE IN CASH........................................            -0-
Cash at Beginning of the Period.............................            -0-
                                                              -------------
CASH AT THE END OF THE PERIOD...............................  $         -0-
                                                              =============

 A-26                                          See Notes to Financial Statements

Financial Highlights
THE FOLLOWING SCHEDULE PRESENTS FINANCIAL HIGHLIGHTS FOR ONE COMMON SHARE OF THE FUND OUTSTANDING THROUGHOUT THE PERIODS INDICATED.

                                                        YEAR ENDED JULY 31,
CLASS B SHARES                        --------------------------------------------------------
                                      2003 (C)    2002 (C)    2001 (C)      2000        1999
                                      --------------------------------------------------------
NET ASSET VALUE, BEGINNING OF THE
  PERIOD............................  $   8.09    $   8.61    $   9.50    $   9.85    $   9.98
                                      --------    --------    --------    --------    --------
  Net Investment Income.............       .33         .41         .66         .68         .64
  Net Realized and Unrealized
    Gain/Loss.......................       .19        (.55)       (.86)       (.36)       (.13)
                                      --------    --------    --------    --------    --------
Total from Investment Operations....       .52        (.14)       (.20)        .32         .51
Less:
  Distributions from Net Investment
    Income..........................       .29         .38         .69         .67         .64
  Return of Capital Distributions...       .03         -0-         -0-         -0-         -0-
                                      --------    --------    --------    --------    --------
NET ASSET VALUE, END OF THE
  PERIOD............................  $   8.29    $   8.09    $   8.61    $   9.50    $   9.85
                                      ========    ========    ========    ========    ========

Total Return (a)....................     6.58%      -1.61%      -2.11%       3.15%       5.23%
Net Assets at End of the Period (In
  millions).........................  $1,876.1    $2,558.7    $3,989.7    $6,458.0    $8,136.4
Ratio of Gross Expenses to Average
  Net Assets........................     1.54%       1.43%       1.43%       1.34%       1.35%
Ratio of Net Investment Income to
  Average Net Assets................     4.21%       4.85%       7.34%       6.97%       6.48%
Portfolio Turnover (b)..............       49%         36%         42%         36%         44%

(a) Total return assumes an investment at the beginning of the period indicated, reinvestment of all distributions for the period and tender of all shares at the end of the period indicated, excluding payment of the 3% imposed on most shares accepted by the Fund for repurchase within the first year and declining to 0% after the fifth year. If the early withdrawal charge was included, total return would be lower.

(b) Calculation includes the proceeds from principal repayments and sales of variable rate senior loan interests.

(c) Based on average shares outstanding.

See Notes to Financial Statements                                           A-27

Financial Highlights
THE FOLLOWING SCHEDULE PRESENTS FINANCIAL HIGHLIGHTS FOR ONE COMMON SHARE OF THE FUND OUTSTANDING THROUGHOUT THE PERIODS INDICATED.

                                                                JUNE 13, 2003
                                                                (COMMENCEMENT
                                                                OF INVESTMENT
CLASS C SHARES                                                 OPERATIONS) TO
                                                              JULY 31, 2003 (C)
                                                              -----------------
NET ASSET VALUE, BEGINNING OF THE PERIOD....................       $ 8.16
                                                                   ------
  Net Investment Income.....................................          .04
  Net Realized and Unrealized Gain..........................          .12
                                                                   ------
Total from Investment Operations............................          .16
Less Distributions from Net Investment Income...............          .03
                                                                   ------
NET ASSET VALUE, END OF THE PERIOD..........................       $ 8.29
                                                                   ======

Total Return (a)............................................        2.02%*
Net Assets at End of the Period (In millions)...............       $246.1
Ratio of Gross Expenses to Average Net Assets...............        1.56%
Ratio of Net Investment Income to Average Net Assets........        3.89%
Portfolio Turnover (b)......................................          49%

*   Non-annualized

(a) Total return assumes an investment at the beginning of the period indicated, reinvestment of all distributions for the period and tender of all shares at the end of the period indicated, excluding payment of the 1% imposed on most shares accepted by the Fund for repurchase which have been held for less than one year. If the early withdrawal charge was included, total return would be lower.

(b) Calculation includes the proceeds from principal repayments and sales of variable rate senior loan interests.

(c) Based on average shares outstanding.

 A-28                                          See Notes to Financial Statements

NOTES TO
FINANCIAL STATEMENTS

July 31, 2003

1. SIGNIFICANT ACCOUNTING POLICIES

Van Kampen Senior Loan Fund (formerly, Van Kampen Prime Rate Income Trust) (the "Fund") is registered as a non-diversified, closed-end management investment company under the Investment Company Act of 1940, as amended. The Fund invests primarily in adjustable rate Senior Loans. Senior Loans are business loans that have a senior right to payment and are made to borrowers that may be corporations, partnerships, or other entities. These borrowers operate in a variety of industries and geographic regions. The Fund commenced investment operations on October 4, 1989. In June 2003, the Fund completed a transaction in which it redesignated its shares issued before June 13, 2003 as Class B Shares and issued new Class C Shares to the shareholders of Van Kampen Senior Floating Rate Fund in exchange for the assets and liabilities of that fund.

    The following is a summary of significant accounting policies consistently followed by the Fund in the preparation of its financial statements. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

A. SECURITY VALUATION The Fund's Senior Loans are valued by the Fund following valuation guidelines established and periodically reviewed by the Fund's Board of Trustees. Under the valuation guidelines, Senior Loans for which reliable market quotes are readily available are valued at the mean of such bid and ask quotes. Where reliable market quotes are not readily available, Senior Loans are valued, where possible, using independent market indicators provided by independent pricing sources approved by the Board of Trustees. Other Senior Loans are valued by independent pricing sources approved by the Board of Trustees based upon pricing models developed, maintained and operated by those pricing sources or valued by Van Kampen Investment Advisory Corp. (the "Adviser") by considering a number of factors including consideration of market indicators, transactions in instruments which the Adviser believes may be comparable (including comparable credit quality, interest rate redetermination period and maturity), the credit worthiness of the Borrower, the current interest rate, the period until the next interest rate redetermination and the maturity of such Senior Loans. Consideration of comparable instruments may include commercial paper, negotiable certificates of deposit and short-term variable rate securities which have adjustment periods comparable to the Senior Loans in the Fund's portfolio. The fair value of Senior Loans are reviewed and approved by the Fund's Valuation Committee and Board of Trustees.

    Equity securities are valued on the basis of prices furnished by pricing services or at fair value as determined in good faith by the Adviser under the direction of the Board of Trustees.

    Short-term securities with remaining maturities of 60 days or less are valued at amortized cost, which approximates market value. Short-term loan participations are valued at cost in the absence of any indication of impairment. The Fund may invest in repurchase

NOTES TO
FINANCIAL STATEMENTS

July 31, 2003

agreements, which are short-term investments in which the Fund acquires ownership of a debt security and the seller agrees to repurchase the security at a future time and specified price. Repurchase agreements are fully collateralized by the underlying debt security. The Fund will make payment for such securities only upon physical delivery or evidence of book entry transfer to the account of the custodian bank. The seller is required to maintain the value of the underlying security at not less than the repurchase proceeds due the Fund.

B. SECURITY TRANSACTIONS Investment transactions are recorded on a trade date basis. Realized gains and losses are determined on an identified cost basis.

C. INCOME AND EXPENSES Dividend income is recorded on the ex-dividend date and interest income is recorded on an accrual basis. Facility fees on senior loans purchased are treated as market discounts. Market premiums are amortized and discounts are accreted over the stated life of each applicable senior loan, note or other fixed-income security.

    Other income is comprised primarily of amendment fees which are recorded when received. Amendment fees are earned as compensation for agreeing to changes in loan agreements. Income, expenses and realized and unrealized gains or losses are allocated on a pro-rata basis to each class of shares except for service fees, which are applicable only to Class C shares.

D. FEDERAL INCOME TAXES It is the Fund's policy to comply with the requirements of the Internal Revenue Code applicable to regulated investment companies and to distribute substantially all of its taxable income to its shareholders. Therefore, no provision for federal income taxes is required.

    The Fund intends to utilize provisions of the federal income tax laws which allow it to carry a realized capital loss forward for eight years following the year of the loss and offset such losses against any future realized capital gains. At July 31, 2003, the Fund had an accumulated capital loss carryforward for tax purposes of $727,526,397, which will expire between July 31, 2004 and July 31, 2011.

    At July 31, 2003, the cost and related gross unrealized appreciation and depreciation are as follows:

Cost of investments for tax purposes........................    $2,553,716,266
                                                                ==============
Gross tax unrealized appreciation...........................    $   42,518,730
Gross tax unrealized depreciation...........................      (431,513,125)
                                                                --------------
Net tax unrealized depreciation on investments..............    $ (388,994,395)
                                                                ==============

E. DISTRIBUTION OF INCOME AND GAINS The Fund declares daily and pays monthly dividends from net investment income. Net realized gains, if any, are distributed at least annually. Distributions from net realized gains for book purposes may include short-term capital gains, which are included as ordinary income for tax purposes.

NOTES TO
FINANCIAL STATEMENTS

July 31, 2003

    The tax character of distributions paid during the years ended July 31, 2003 and 2002 were as follows:

                                                                 2003            2002
Distributions paid from:
  Ordinary income...........................................  $81,734,653    $151,858,532
  Return of Capital.........................................    7,501,943             -0-
                                                              -----------    ------------
                                                              $89,236,596    $151,858,532
                                                              ===========    ============

    Due to inherent differences in the recognition of income, expenses, and realized gains/losses under accounting principles generally accepted in the United States of America and federal income tax purposes, permanent differences between financial and tax basis reporting for the 2003 fiscal year have been identified and appropriately reclassified on the Statement of Assets and Liabilities. Permanent differences relating to return of capital distributions totaling $7,501,943 were reclassified from accumulated undistributed net investment income to capital. Also, permanent differences relating to book to tax amortization differences totaling $21,719,457 were reclassified from accumulated undistributed net investment income to accumulated net realized loss.

    Net realized gains or losses may differ for financial and tax reporting purposes primarily as a result of the deferral of losses related to wash sale transactions, post October losses which may not be recognized for tax purposes until the first day of the following fiscal year, and losses that were recognized for book purposes but not for tax purposes at the end of the fiscal year.

F. CREDITS EARNED ON CASH BALANCES During the year ended July 31, 2003, the Fund's custody fee was reduced by $101,748 as a result of credits earned on cash balances.

2. INVESTMENT ADVISORY AGREEMENT AND OTHER TRANSACTIONS WITH AFFILIATES

Under the terms of the Fund's Investment Advisory Agreement, the Adviser will provide investment advice and facilities to the Fund for an annual fee payable monthly as follows:

AVERAGE DAILY NET ASSETS                                        % PER ANNUM
First $4.0 billion..........................................       .950%
Next $3.5 billion...........................................       .900%
Next $2.5 billion...........................................       .875%
Over $10 billion............................................       .850%

    In addition, the Fund will pay a monthly administrative fee to Van Kampen Funds Inc., the Fund's Administrator, at an annual rate of .25% of the average daily net assets of the Fund. The administrative services to be provided by the Administrator include monitoring the provisions of the loan agreements and any agreements with respect to participations and assignments, record keeping responsibilities with respect to interests in Senior Loans in the Fund's portfolio and providing certain services to the holders of the Fund's securities.

NOTES TO
FINANCIAL STATEMENTS

July 31, 2003

    For the year ended July 31, 2003, the Fund recognized expenses of approximately $934,700 representing legal services provided by Skadden, Arps, Slate, Meagher & Flom (Illinois), counsel to the Fund, of which a Trustee of the Fund is an affiliated person.

    Under a Legal Services agreement, the Adviser provides legal services to the Fund. The Adviser allocates the cost of such services to each Fund. For the year ended July 31, 2003, the Fund recognized expenses of approximately $70,300 representing Van Kampen Investments Inc.'s or its affiliates (collectively "Van Kampen") cost of providing legal services to the Fund, which are reported as "Legal" expenses in the Statement of Operations.

    Van Kampen Investor Services Inc. (VKIS), an affiliate of the Adviser, serves as the shareholder servicing agent of the Fund. For the year ended July 31, 2003, the Fund recognized expenses for these services of approximately $1,939,200 representing transfer agency fees paid to VKIS. Transfer agency fees are determined through negotiations with the Fund's Board of Trustees.

    Certain officers and Trustees of the Fund are also officers and directors of Van Kampen. The Fund does not compensate its officers or Trustees who are officers of Van Kampen.

    The Fund provides deferred compensation and retirement plans for its Trustees who are not officers of Van Kampen. Under the deferred compensation plan, Trustees may elect to defer all or a portion of their compensation to a later date. Benefits under the retirement plan are payable upon retirement for a ten-year period and are based upon each Trustee's years of service to the Fund. The maximum annual benefit per Trustee under the plan is $2,500.

NOTES TO
FINANCIAL STATEMENTS

July 31, 2003

    During the period, the Fund owned shares of the following affiliated companies. Affiliated companies are defined by the Investment Company Act of 1940, as amended, as those companies in which a Fund holds 5% or more of the outstanding voting securities.

                                              REALIZED      INTEREST/       MARKET
                                PAR/           GAIN/         DIVIDEND        VALUE
NAME                           SHARES*         (LOSS)         INCOME        7/31/03         COST
American Blind & Wallpaper
 Factory, Inc.-- Term
 Loan......................  $ 1,048,652    $          0    $  164,729    $ 1,048,652    $ 1,048,652
Decorate Today.com--Common
 Shares....................      198,600               0             0      2,125,020      3,505,909
Imperial Home Decor Group,
 Inc.--Common Shares.......    1,816,143               0             0              0      1,852,465
Imperial Home Decor Realty,
 Inc.--Common Shares.......    1,816,143               0             0              0              0
Imperial Home Decor Group,
 Inc.--Term Loan...........  $ 5,044,842               0       177,723        126,121      5,015,112
Kindred Healthcare, Inc.--
 Common Shares.............    1,033,585               0             0     24,764,697     29,967,875
Kindred Healthcare, Inc.--
 Term Loan.................  $22,205,934               0     1,539,557     21,983,875     20,589,617
London Fog Industries,
 Inc.--Common Shares.......      515,922               0             0      8,848,062     33,576,536
NATG Holdings, LLC--Term
 Loan......................  $ 7,405,983     (17,566,361)      472,418      1,919,327      2,422,870
NATG Holdings, LLC--
 Revolver..................  $ 4,330,904               0       111,168      2,490,270      2,947,872
Orius Corp.--Common
 Shares....................    1,211,236               0             0              0              0
Safelite Glass Corp.--
 Common Shares.............      724,479               0             0      8,266,305      3,912,187
Safelite Glass Realty--
 Common Shares.............       48,903               0             0              0              0
Safelite Glass Corp.--Term
 Loan......................  $17,889,124         150,487       737,388     17,620,787     17,844,359
Transworld Entertainment
 Corp.--Common Shares......    3,789,962               0             0     22,550,274     69,498,017
United Fixtures Holdings,
 Inc.--Common & Preferred
 Shares....................      249,830               0             0              0        535,486
United Fixtures Holdings,
 Inc.--Term Loan...........  $ 3,395,671               0       166,320      2,003,446      3,395,671

*   Shares were acquired through the restructuring of senior loan interests.

NOTES TO
FINANCIAL STATEMENTS

July 31, 2003

3. CAPITAL TRANSACTIONS

    At July 31, 2003, capital aggregated $2,991,737,259 and $415,924,634 for
Classes B and C, respectively. For the year ended July 31, 2003, transactions were as follows:

                                                                SHARES           VALUE
Sales:
  Class B...................................................    1,819,593    $  14,406,804
  Class C...................................................   31,027,158      252,906,765
                                                              -----------    -------------
Total Sales.................................................   32,846,751    $ 267,313,569
                                                              ===========    =============
Dividend Reinvestment:
  Class B...................................................    5,643,216    $  44,419,861
  Class C...................................................       54,622          450,230
                                                              -----------    -------------
Total Dividend Reinvestment.................................    5,697,838    $  44,870,091
                                                              ===========    =============
Repurchases:
  Class B...................................................  (97,344,162)   $(762,180,622)
  Class C...................................................   (1,395,382)     (11,525,882)
                                                              -----------    -------------
Total Repurchases...........................................  (98,739,544)   $(773,706,504)
                                                              ===========    =============

    At July 31, 2002, capital aggregated $3,702,593,159 and $0, for Classes B and C, respectively. For the year ended July 31, 2002, transactions in common shares were as follows:

                                                               SHARES            VALUE
Sales:
  Class B.................................................     3,382,131    $    28,378,816
  Class C.................................................            --                 --
                                                            ------------    ---------------
Total Sales...............................................     3,382,131    $    28,378,816
                                                            ============    ===============
Dividend Reinvestment:
  Class B.................................................     8,743,854    $    73,318,476
  Class C.................................................            --                 --
                                                            ------------    ---------------
Total Dividend Reinvestment...............................     8,743,854    $    73,318,476
                                                            ============    ===============
Repurchases:
  Class B.................................................  (159,456,892)   $(1,329,486,630)
  Class C.................................................            --                 --
                                                            ------------    ---------------
Total Repurchases.........................................  (159,456,892)   $(1,329,486,630)
                                                            ============    ===============

    On June 13, 2003, the Fund acquired all of the assets and liabilities of the Van Kampen Senior Floating Rate Fund (the "VKSFR Fund") through a tax-free reorganization approved by VKSFR Fund shareholders on June 3, 2003. The Fund issued 30,644,607 shares of Class C valued at $249,753,514 in exchange for VKSFR Fund's net assets. Fund shares held prior to the acquisition were renamed Class B Shares. The shares of VKSFR Fund were converted into Class C shares at a ratio of 1.089 to 1. Included in these net assets was a capital loss

NOTES TO
FINANCIAL STATEMENTS

July 31, 2003

carryforward of $88,912,248, amortization differences of $49,259,549 and wash sales of $1,603, which is included in accumulated net realized loss. Also included in these net assets was a deferred compensation balance of $102,698 and non-accrual interest income of $667,659, which are included in accumulated undistributed net investment income. Net unrealized depreciation of VKSFR Fund as of June 13, 2003 was $35,149,764. Shares issued in connection with this reorganization are included in proceeds from shares sold for the year ended July 31, 2003. Combined net assets on the day of reorganization were $2,213,412,834.

4. INVESTMENT TRANSACTIONS

During the period, the costs of purchases and proceeds from investments sold and repaid, excluding short-term investments, were $1,027,632,358 and $1,702,354,765, respectively.

5. TENDER OF SHARES

The Board of Trustees currently intends, each quarter, to consider authorizing the Fund to make tender offers for all or a portion of its then outstanding common shares at the net asset value of the shares on the expiration date of the tender offer. For the year ended July 31, 2003, 98,739,544 shares were tendered and repurchased by the Fund.

6. EARLY WITHDRAWAL CHARGE

An early withdrawal charge to recover offering expenses will be imposed in connection with most common shares held for less than five years which are accepted by the Fund for repurchase pursuant to tender offers. The early withdrawal charge will be payable to Van Kampen. Any early withdrawal charge which is required to be imposed will be made in accordance with the following schedule.

                                                              WITHDRAWAL    WITHDRAWAL
                                                                CHARGE        CHARGE
                                                              ------------------------
YEAR OF REDEMPTION                                             CLASS B       CLASS C
First.......................................................     3.0%          1.0%
Second......................................................     2.5%           --
Third.......................................................     2.0%           --
Fourth......................................................     1.5%           --
Fifth.......................................................     1.0%           --
Sixth and following.........................................     0.0%           --

    For the year ended July 31, 2003, Van Kampen received early withdrawal charges of approximately $3,060,000, in connection with tendered shares of the Fund.

7. COMMITMENTS/BORROWINGS

Pursuant to the terms of certain of the Senior Loan agreements, the Fund had unfunded loan commitments of approximately $31,991,200 as of July 31, 2003. The Fund intends to reserve against such contingent obligations by designating cash, liquid securities and liquid senior loans as a reserve.

NOTES TO
FINANCIAL STATEMENTS

July 31, 2003

    The Fund has entered into a revolving credit agreement with a syndicate led by Bank of America for an aggregate of $500,000,000, which will terminate on November 7, 2003. The proceeds of any borrowing by the Fund under the revolving credit agreement shall be used for temporary liquidity purposes and funding of shareholder tender offers. Annual commitment fees of .11% are charged on the unused portion of the credit line. For the year ended July 31, 2003, the Fund recognized commitment fee expenses of approximately $638,400. Borrowings under this facility will bear interest at either the LIBOR rate or the Federal Funds rate plus .50%.

8. SENIOR LOAN PARTICIPATION COMMITMENTS

The Fund invests primarily in participations, assignments, or acts as a party to the primary lending syndicate of a Senior Loan interest to corporations, partnerships, and other entities. When the Fund purchases a participation of a Senior Loan interest, the Fund typically enters into a contractual agreement with the lender or other third party selling the participation, but not with the borrower directly. As such, the Fund assumes the credit risk of the borrower, selling participant or other persons interpositioned between the Fund and the borrower.

    At July 31, 2003, the following sets forth the selling participants with respect to interests in Senior Loans purchased by the Fund on a participation basis.

                                                              PRINCIPAL
                                                               AMOUNT      VALUE
SELLING PARTICIPANT                                             (000)      (000)
Credit Suisse First Boston..................................   $1,196      $1,191
Goldman Sachs Credit Partners L.P. .........................      738         722
                                                               ------      ------
Total.......................................................   $1,934      $1,913
                                                               ======      ======

9. LITIGATION

On September 28, 2001 and October 11, 2001, separate complaints were filed in the United States District Court for the Northern District of Illinois each by a shareholder of the Fund against the Fund, the Adviser, Van Kampen Funds Inc. and certain directors and officers of the Fund. The respective complaints, framed as class actions, allege misstatements and omissions in the Fund's registration statements in violation of the federal securities laws. The separate complaints were consolidated on or about December 15, 2001, and the class was certified on or about August 26, 2002. The consolidated action is entitled Abrams et al. v. Van Kampen Funds, Inc., et al., No. 01 C 7538 (N.D. Ill., Hart J.).

10. SERVICE PLAN

For Class C, the Fund has adopted a Service Plan (the "Plan") designed to meet the service fee requirements of the sales charge rule of the National Association of Securities Dealers, Inc. The Plan governs payments for personal services and/or the maintenance of shareholder accounts.

NOTES TO
FINANCIAL STATEMENTS

July 31, 2003

    Annual fees under the Plan of .15% (.25% maximum) of average daily net assets are accrued daily and paid quarterly for Class C. Included in the fees for the year ended July 31, 2003, are payments made to Morgan Stanley DW Inc., an affiliate of the Adviser, of approximately $46,900.